Exhibit 4.1

THORNBURG MORTGAGE, INC.

AND THE

NOTE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

SENIOR SUBORDINATED SECURED NOTES DUE 2015

INDENTURE

Dated as of March 31, 2008

WILMINGTON TRUST COMPANY

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	8.10
(a)(2)	8.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	8.10
(b)	8.10
(c)	N.A.
311(a)	8.11
(b)	8.11
(c)	N.A.
312(a)	2.06
(b)	15.03
(c)	15.03
313(a)	8.06
(b)(2)	8.07
(c)	8.06;15.02
(d)	8.06
314(a)	4.03; 4.04; 15.02
(c)(1)	15.04
(c)(2)	15.04
(c)(3)	N.A.
(e)	15.05
(f)	N.A.
315(a)	8.01
(b)	8.05,15.02
(c)	8.01
(d)	8.01
(e)	7.11
316(a) (last sentence)	2.11
(a)(1)(A)	7.05
(a)(1)(B)	7.04
(a)(2)	N.A.
(b)	7.07
(c)	2.15
317(a)(1)	7.08
(a)(2)	7.09
(b)	2.05
318(a)	15.01
(b)	N.A.
(c)	15.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of this Indenture.

i

EXHIBITS

Exhibit A	FORM OF RESTRICTED GLOBAL NOTE

Exhibit B	FORM OF REGULATION S GLOBAL NOTE

Exhibit C	FORM OF RESTRICTED/REGULATION S CERTIFICATED NOTE

Exhibit D	FORM OF EXCHANGE GLOBAL NOTE

Exhibit E	FORM OF EXCHANGE CERTIFICATED NOTE

INDENTURE dated as of March 31, 2008 between Thornburg Mortgage, Inc., a Maryland corporation (the “Company”), the Note Guarantors (as defined herein) listed on the signature pages hereto and Wilmington Trust Company, as trustee (the “Trustee”), a Delaware banking corporation organized under the laws of the State of Delaware which has its corporate trust office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

WHEREAS, the Company intends by this Indenture to create and provide for the following series of debt Securities:

(i) Senior Subordinated Secured Notes due 2015, initially in an aggregate principal amount of $1,150,000,000 (the “Initial Notes”); and

(ii) up to $200,000,000 aggregate principal amount of Senior Subordinated Secured Notes due 2015 (the “Investment Amount Increase Notes”), upon the occurrence of the Triggering Event (as defined herein);

WHEREAS, the Company further intends by this Indenture to create and provide for any Notes to be issued in exchange for the Initial Notes and the Investment Amount Increase Notes (collectively, the “Exchange Notes”) pursuant to this Indenture and the Registration Rights Agreement (as defined below);

WHEREAS, the Company and each of the Note Guarantors has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Company, each of the Note Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

“Additional Interest” means all Additional Interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means Notes (other than the Initial Notes and Investment Amount Increase Notes) issued under this Indenture in accordance with Section 2.03 hereof.

“Adjusted Debt” means aggregate Indebtedness of the Company and its Consolidated Subsidiaries, net of Non-Marginable Indebtedness and fair value adjustments to hedging instruments.

“Adjusted Earnings” means with respect to any Person, for any period, the sum (without duplication) of Consolidated Net Income and, to the extent Consolidated Net Income has already been reduced thereby, depreciation and amortization.

“Adjusted Net Assets” of a Note Guarantor at any date means the amount by which the fair value of the properties of such Note Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Note Guarantee, of such Note Guarantor at such date.

“Adjusted Net Worth” means Consolidated Adjusted Tangible Net Worth plus Senior Unsecured Indebtedness less NMI Equity.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any Subsidiary of the Company (including any sale and leaseback transaction) to any Person other than the Company or a Wholly Owned Subsidiary of the Company of:

(1) any Capital Stock of any Subsidiary of the Company; or

(2) any of the Company’s or the Subsidiaries’ other property or assets.

Notwithstanding the preceding, sales of loan-related assets made in the ordinary course of the Company’s real estate lending and loan acquisition business and other asset sales made in the ordinary course of the Company’s business shall not be deemed to be Asset Sales.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Cash Equivalents” means:

(1) marketable securities issued by the U.S. Government and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the United States;

(2) marketable debt securities, rated Aaa by Moody’s Investor’s Service, Inc. and/or AAA by Standard & Poor’s Rating Services, issued by U. S. Government-sponsored enterprises, U. S. Federal agencies, U.S. Federal financing banks, and international institutions whose capital stock has been subscribed for by the United States;

(3) certificates of deposit, time deposits, and bankers acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s Investor’s Service, Inc. and/or Standard & Poor’s Rating Services, each at least P-1 or A-1;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof;

(6) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above; and

(7) money market mutual funds that are registered with the Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s Investor’s Service, Inc. and/or AAAm by Standard & Poor’s Rating Services.

“Certificated Note” means a certificated Initial Note, Investment Amount Increase Note, Additional Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law).

“Change of Control” means the occurrence of one or more of the following events:

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or “group” of related Persons (as such term is used in Section 13(d) or 14(d) of the Exchange Act), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

(2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

(3) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

(4) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

“Clearstream Banking” means Clearstream Banking, société anonyme, its successors and assigns.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, in each case as in effect from time to time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means Thornburg Mortgage, Inc. and any and all successors thereto that become a party to this Indenture in accordance with its terms.

“Consolidated Adjusted Tangible Net Worth” of any Person means the excess of such Person’s total assets over its total liabilities determined on a consolidated basis in accordance with GAAP, plus the principal amount of any Subordinated Indebtedness, excluding (1) Other Comprehensive Income or Loss, (2) goodwill and (3) other intangibles, in each case as of the end of the last completed fiscal quarter ending on or prior to the date of the transaction giving rise to the need to calculate Consolidated Adjusted Tangible Net Worth.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries before the payment of dividends on Preferred Stock for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto (including gains and losses from the sale of corporate tenant lease assets);

(2) after-tax items classified as extraordinary gains or losses and direct impairment charges or the reversal of such charges on the Company’s assets;

(3) the net income of any Person acquired in a “pooling of interests” transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person;

(4) the net income (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, except for such restrictions permitted by clauses (f), (g) and (h) of Section 4.08 hereof whether such permitted restrictions exist on the Issue Date or are created thereafter;

(5) the net income or loss of any other Person, other than a Consolidated Subsidiary of the referent Person, except:

(a) to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Wholly Owned Subsidiary of the referent Person (other than a Subsidiary described in clause (4) above), by such other Person; or

(b) that the referent Person’s share of any net income or loss of such other Person under the equity method of accounting for Affiliates shall not be excluded;

(6) any restoration to income of any contingency reserve of an extraordinary, nonrecurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

(8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity of such Person, as of the end of the last completed fiscal quarter ending on or prior to the date of the transaction giving rise to the need to calculate Consolidated Net Worth determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person and interests in such Person’s Consolidated Subsidiaries not owned, directly or indirectly, by such Person.

“Consolidated Subsidiary” means, with respect to any Person, a Subsidiary of such Person, the financial statements of which are consolidated with the financial statements of such Person in accordance with GAAP.

“Corporate Trust Office of the Trustee” means the office of the Trustee at the address specified in Section 15.02 hereof or such other address as to which the Trustee may give written notice to the Company.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Deposit Account Control Agreements” has the meaning ascribed to such term in the Note Lien Security Documents.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

“DTC” means The Depository Trust Company, its nominees and their successors and assigns.

“Equity Offering” means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act or a private placement of Qualified Capital Stock of the Company that results in gross proceeds to the Company of at least $25.0 million.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, its successors and assigns.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Certificated Notes” means a note in definitive, fully registered form, without coupons, substantially in the form of Exhibit E hereto.

“Exchange Global Notes” has the meaning set forth in Section 2.02(e).

“Exchange Notes” has the meaning set forth in the Recitals hereto.

“Exchange Offer” means the offer by the Company to exchange all of the Initial Notes and the Investment Amount Increase Notes for Exchange Notes of the same series.

“Existing Warehouse Facilities” mean: (1) the Master Repurchase Agreement dated as of January 27, 2006, as amended January 30, 2006, February 27, 2007, March 30, 2007, and April 27, 2007, between Greenwich Capital Financial Products, Inc. and TMHL; (2) the Master Repurchase Agreement dated December 23, 2005, as amended July 27, 2006, November 30, 2006, March 8, 2007, July 25, 2007, November 30, 2007, December 14, 2007, Februaray 1, 2008 and February 14, 2008, between Credit Suisse First Boston Mortgage Capital LLC as Buyer and Thornburg Mortgage Home Loans, Inc., as Seller, and Thornburg Mortgage, Inc., as Guarantor; and (3) the Override Agreement dated as of March 17, 2008 by and among the Company, Thornburg Mortgage Home Loans, Inc, Thornburg Mortgage Hedging Strategies, Inc. and the counterparties thereto, in each case, together with the related documents thereto (including, without limitation, any Security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.09, 4.10 and 4.11 hereof) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, including as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Global Notes” means, individually and collectively, the Restricted Global Note, the Regulation S Global Note and the Exchange Global Note, in the form of the Exhibits hereto.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and for the payment of which the United States pledges its full faith and credit.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.

The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Senior Indebtedness” means, with respect to a Note Guarantor, the following obligations (whether outstanding on the date of this Indenture or thereafter incurred) without duplication:

(1)	all Guarantees by a Note Guarantor of Senior Indebtedness of the Company or Guarantor Senior Indebtedness of any other Note Guarantor; and

(2)	all obligations consisting of principal of and premium, if any, accrued and unpaid interest on, and fees and other amounts relating to, all other Indebtedness of the Note Guarantor. Guarantor Senior Indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Note Guarantor regardless of whether post-filing interest is allowed in such proceeding.

Notwithstanding anything to the contrary in the preceding paragraph of this definition, the term “Guarantor Senior Indebtedness” shall not include:

(1)	any Indebtedness incurred in violation of this Indenture;

(2)	any obligations of such Note Guarantor to the Company or any Subsidiary of the Company;

(3)	any liability for federal, state, local, foreign or other taxes owed or owing by such Note Guarantor;

(4)	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(5)	any Indebtedness, Guarantee or obligation of such Note Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Note Guarantor, including, without limitation, any Guarantor Senior Subordinated Indebtedness of such Guarantor; or

(6)	any Capital Stock.

“Guarantor Senior Subordinated Indebtedness” means, with respect to a Note Guarantor, the obligations of such Note Guarantor under the Note Guarantee and any other Indebtedness of such Note Guarantor (whether outstanding on the Issue Date or thereafter incurred) that ranks equally in right of payment with the obligations of such Note Guarantor under the Note Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness of such Note Guarantor which is not Guarantor Senior Indebtedness of such Note Guarantor.

“Holder” or “Noteholder” means a Person in whose name a Note is registered.

“Indebtedness” means with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) above which are Secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset and the amount of the Obligation so Secured;

(8) all Obligations under Currency Agreements and interest swap agreements of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Indenture” means the Indenture, dated as of March 31, 2008, among the Company, the Note Guarantors and the Trustee, as amended or supplemented from time to time.

“Independent Financial Advisor” means a firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Certificated Notes” means notes in definitive, fully registered certificated form, without coupons, substantially in the form of Exhibit C hereto, bearing the legends set forth in Section 2.08 hereof.

“Initial Global Notes” has the meaning set forth in Section 2.02(d).

“Initial Notes” means the $1,150,000,000 principal amount of Senior Subordinated Secured Notes due 2015 of the Company issued on the Issue Date.

“Institutional Accredited Investor” means an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Date” means March 31 and September 30 of each year, commencing September 30, 2008.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee), or corporate tenant lease to or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other Securities or evidences of Indebtedness issued by, any Person. “Investment” shall exclude (i) loans or extensions of credit with respect to real estate secured loans or mortgage-backed securities or participations or interests in mortgage-backed securities and (2) extensions of trade credit by the Company and any Subsidiary of the Company, in each of (1) and (2) on commercially reasonable terms in accordance with the Company’s or its Subsidiaries’ normal trade practices, as the case may be.

“Investment Amount Increase Notes” has the meaning set forth in the Recitals hereto.

“Issue Date” means March 31, 2008.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Lien Sharing and Priority Confirmation” means the written agreement of the holders of Note Lien Debt, as set forth in the indentures, credit agreement or other agreement governing such series of Note Lien Debt, for the enforceable benefit of all holders of each existing and future series Note Lien Debt, each existing and future Note Lien Representative and each existing and future holder of Permitted Liens or other Liens permitted under Section 4.13:

(1)	that all Note Lien Obligations will be and are secured equally and ratably by all Note Liens at any time granted by the Company or any Note Guarantor to secure any Obligations in respect of such series of Note Lien Debt, whether or not upon property otherwise constituting collateral for such series of Note Lien Debt, and that all such Note Liens will be enforceable by the Note Lien Collateral Agent for the benefit of all holders of Note Lien Obligations equally and ratably;

(2)	that the holders of Obligations in respect of such series of Note Lien Debt are bound by the provisions of this Indenture, including the provisions relating to the ranking of Note Liens and the order of application of proceeds from the enforcement of Note Liens;

(3)	consenting to and directing the Note Lien Collateral Agent to perform its obligations under the Note Lien Security Documents; and

(4)	consenting to the terms of this Indenture.

“Manager” means Thornburg Mortgage Advisory Corporation, a Delaware Corporation.

“Maturity” when used with respect to the Notes, means the date on which the principal of the Notes becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity or on a redemption date or pursuant to a Change of Control Offer (as defined in Section 4.15(a) hereof), and whether by declaration of acceleration, call for redemption, purchase or otherwise.

“Net Proceeds” means the aggregate cash proceeds received by any of the Company or its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and discounts, and sales commissions, and any other fees and expenses, including, without limitation, relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“NMI Equity” means the excess of the value of the assets collateralizing Non-Marginable Indebtedness over the amount of Non-Marginable Indebtedness, as reported in accordance with GAAP.

“Non-Marginable Indebtedness” means all Non-Recourse Indebtedness that is secured by assets that are not subject to requirements that the borrower or any third-party provide additional margin collateralization in the event of a change in value of the assets.

“Non-Recourse Indebtedness” means any of the Company’s or any of its Subsidiaries’ Indebtedness that is:

(1) specifically advanced to finance the acquisition of investment assets and secured only by the assets to which such Indebtedness relates without recourse to the Company or any of its Subsidiaries (other than subject to such customary carve-out matters for which the Company or its Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of the Company for GAAP purposes);

(2) advanced to any of the Company’s Subsidiaries or group of its Subsidiaries formed for the sole purpose of acquiring or holding investment assets, against which a loan is obtained that is made without recourse to, and with no cross-collateralization against our or any of the Company’s Subsidiaries’ other assets (other than (A) cross-collateralization against assets which serve as collateral for other Non-Recourse Indebtedness; and (B) subject to such customary carve-out matters for which the Company or its Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of the Company on a consolidated basis for GAAP purposes) and upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be; or

(3) specifically advanced to finance the acquisition of real property and secured by only the real property to which such Indebtedness relates without recourse to the Company or any of its Subsidiaries (other than subject to such customary carve-out matters for which the

Company or its Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of the Company on a consolidated basis for GAAP purposes).

“Non-U.S. Person” means a Person that is not a U.S. Person as defined in Regulation S, and includes dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust) in offshore transactions meeting the requirements of Rule 904 of Regulation S.

“Note Guarantee” means any Guarantee of the obligations of the Company under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.

“Note Guarantor” means any Person that incurs a Note Guarantee; provided that upon the release or discharge of such Person from its Note Guarantee in accordance with this Indenture, such Person shall cease to be a Note Guarantor.

“Note Lien” means a Lien granted by a security document to the Note Lien Collateral Agent, at any time, upon any property of the Company or any Guarantor to secure Note Lien Obligations.

“Note Lien Collateral” means all Collateral (as defined in the Security Agreement) now owned or hereinafter acquired pursuant to the Security Agreement.

“Note Lien Collateral Agent” means Wilmington Trust Company, in its capacity as collateral agent under the Security Agreement, together with its successors in such capacity.

“Note Lien Debt” means:

(1)	the Notes issued on the Issue Date, the Investment Amount Increase Notes and the Exchange Notes, and in each case the Note Guarantees thereof by the Note Guarantors; and

(2)	any other Indebtedness of the Company (including Additional Notes, if any) that is secured equally and ratably with the Notes by one or more Liens that was permitted to be incurred and so secured under the Note Lien Security Documents and the Note Guarantees thereof by the Note Guarantors.

“Note Lien Documents” means, collectively, the Notes, the notations of Note Guarantee, if any, this Indenture, the Registration Rights Agreement, any credit agreement or other agreement governing each other series of Note Lien Debt, and the Note Lien Security Documents.

“Note Lien Obligations” means Note Lien Debt and all other Obligations in respect thereof.

“Note Lien Representative” means:

(1) in the case of each series of the Notes, the Note Lien Collateral Agent; or

(2) in the case of any other series of Note Lien Debt, the trustee, agent or representative of the holders of such series of Note Lien Debt who maintains the transfer register for such series of Note

Lien Debt and is appointed as a Note Lien Representative (for purposes related to the administration of the applicable security documents) pursuant to an indenture, credit agreement or other agreement governing such series of Note Lien Debt, together with its successors in such capacity.

“Note Lien Security Documents” means each Lien Sharing and Priority Confirmation with respect to Note Lien Obligations and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements. control agreements or other grants or transfers for security executed and delivered by the Company or any Note Guarantor creating (or purporting to create) a Note Lien upon Note Lien Collateral in favor of the Note Lien Collateral Agent to secure Note Lien Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Notes” means, collectively, the Initial Notes, the Investment Amount Increase Notes, the Exchange Notes and the Additional Notes, if any, and treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the President, Chief Executive Officer, any Vice President, Chief Operating Officer, Treasurer, Secretary or the Chief Financial Officer of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers of such Person; provided, however, that every Officers’ Certificate with respect to compliance with a covenant or condition provided for in this Indenture shall include (i) a statement that the Officers making or giving such Officers’ Certificate have read such condition and any definitions or other provisions contained in this Indenture relating thereto and (ii) a statement as to whether, in the opinion of the signers, such conditions have been complied with.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 15.05. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Other Comprehensive Income or Loss” shall mean the accumulated other comprehensive income or loss of the Company and its Consolidated Subsidiaries as determined in accordance with GAAP.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Hedging Transactions” means entering into instruments and contracts and making margin calls thereon, covering Indebtedness of the Company or any of its Subsidiaries and of any Subsidiary covering Indebtedness of such Subsidiary that are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture; and shall include, without limitation, interest rate swaps, caps, floors, collars and similar instruments, “interest only” mortgage derivative assets or other mortgage derivative products, future contracts and options on futures contracts on the Eurodollar, Federal Funds, Treasury bills and Treasury rates and similar financial instruments.

“Permitted Holders” means MP TMA LLC, MP TMA (CAYMAN) LLC, any other Purchaser, and any Affiliate of the preceding and:

(1) any controlling stockholder or a majority (or more) owned Subsidiary of such Permitted Holder or, in the case of an individual, any spouse or immediate family member of such Permitted Holder, any trust created for the benefit of such individual or such individual’s estate, executor, administrator, committee or beneficiaries; or

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (1).

Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture (or would result in a Change of Control Offer in the absence of the waiver of such requirement by holders in accordance with the Indenture) will thereafter constitute additional Permitted Holders.

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness under the Initial Notes, the Investment Increase Amount Notes and the Exchange Notes, and related Note Guarantees;

(2) Guarantees by the Company or Note Guarantors of Indebtedness incurred by the Company or a Note Guarantor in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being Guaranteed is (x) Senior Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness, then the related Guarantee shall rank equally in right of payment to the Notes or the Note Guarantee, as the case may be, or (y) Subordinated Indebtedness, then the related Guarantee shall be subordinated in right of payment to the Notes or the Note Guarantee, as the case may be;

(3) Indebtedness incurred pursuant to the Existing Warehouse Facilities in an aggregate principal amount at any time outstanding not to exceed the maximum amount available under each Existing Warehouse Facility as in effect on the Issue Date reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder;

(4) Other Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

(5) Permitted Hedging Transactions of the Company covering Indebtedness of the Company or any of its Subsidiaries and Permitted Hedging Transactions of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that such Permitted Hedging Transactions are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Permitted Hedging Transaction does not exceed the principal amount of the Indebtedness to which such Permitted Hedging Transactions relate;

(6) Indebtedness under Currency Agreements; provided that, in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the

Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7) Indebtedness of a Subsidiary of the Company to the Company or to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Subsidiary of the Company;

(8) Indebtedness of the Company to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Subsidiary of the Company, in each case subject to no Lien; provided that: (a) any Indebtedness of the Company to any Wholly Owned Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under this Indenture and the Notes; and (b) if as of any date any Person other than a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

(10) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(11) Indebtedness incurred pursuant to Principal and Interest Facilities in an aggregate principal amount at any time outstanding not to exceed the maximum amount available under each Principal and Interest Facility as in effect on the Issue Date reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder;

(12) Refinancing Indebtedness;

(13) Liens securing the Notes and Note Guarantees; and

(14) Additional Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed $15.0 million at any one time outstanding.

The Company shall not incur any Indebtedness described in this definition if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Indebtedness of the Company unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Indebtedness. No Subsidiary (other than a Subsidiary Guarantor) may Incur any indebtedness if the proceeds are used to refinance Indebtedness of the Company or a Note Guarantor.

For purposes of determining compliance with Section 4.10 and 4.11 hereof, in the event that an item of Senior Unsecured Indebtedness or Indebtedness, as the case may be, meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above or is entitled to be incurred pursuant to the second paragraph of each such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Senior Unsecured Indebtedness or Indebtedness, as the case may be, in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Senior Unsecured Indebtedness or Indebtedness, as the case may be, in the form of additional Senior Unsecured Indebtedness or Indebtedness, as the case may be, with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Senior Unsecured Indebtedness or Indebtedness, as the case may be, or an issuance of Disqualified Capital Stock for purposes of the provisions set forth in Sections 4.10 and 4.11.

“Permitted Investment” means an Investment by the Company or any Subsidiary in:

(1) a Subsidiary or a Person which will, upon the making of such Investment, become a Subsidiary; provided, however, that such Person is engaged in a business described in Section 4.17 hereof;

(2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary; provided, however, that such Person is engaged in a business described in Section 4.17 hereof;

(3) cash and Cash Equivalents;

(4) receivables owing to the Company or any Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(7) Investments in existence on the Issue Date;

(8) Permitted Hedging Transactions and Currency Agreements and related Obligations, which transactions or obligations comply with the definition of “Permitted Indebtedness”; and

(9) Guarantees issued in accordance with Section 4.09, 4.10 and 4.11 hereof.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either: (a) not delinquent; or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) Judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5) Easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(6) Any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(7) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(8) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(9) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

(10) Liens securing Senior Indebtedness and liens on assets of Subsidiaries securing Guarantees of Indebtedness and other Obligations under Guarantor Senior Indebtedness permitted to be incurred under this Indenture;

(11) Liens securing Permitted Hedging Transactions and the costs thereof, which Permitted Hedging Transactions relate to Indebtedness that is otherwise permitted under this Indenture;

(12) Liens securing Indebtedness under Currency Agreements; and

(13) Liens securing the Notes and related Note Guarantees.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Principal and Interest Facilities” means any principal and interest facilities in aggregate borrowing capacity amount at any one time of up to $50 million, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Purchase Agreement” means the Purchase Agreement dated March 31, 2008 between the Company and Purchasers.

“Purchasers” means MP TMA, LLC, MP TMA (CAYMAN), LLC and the other several Subscribers named in the Purchase Agreement.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Subsidiary of the Company of Senior Unsecured Indebtedness incurred in accordance with Section 4.09, 4.10 and 4.11 hereof (other than pursuant to clauses (2), (4), (5), (6), (7), (8), (9), (10) or (12) of the definition of Permitted Indebtedness), and in each case that does not:

(1) result in an increase in the aggregate principal amount of Senior Unsecured Indebtedness or Indebtedness, as the case may be, of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Senior Unsecured Indebtedness or Indebtedness, as the case may be, and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

(2) create Senior Unsecured Indebtedness or Indebtedness, as the case may be, with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Senior Unsecured Indebtedness or Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Senior Unsecured Indebtedness or Indebtedness being Refinanced; provided that (i) if such Senior Unsecured Indebtedness or Indebtedness being Refinanced is Senior Unsecured Indebtedness or Indebtedness, as the case may be, of the Company, then such Refinancing Indebtedness shall be Senior Unsecured Indebtedness or Indebtedness, as the case may be, solely of the Company, and (ii) if such Senior Unsecured Indebtedness or Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Senior Unsecured Indebtedness or Indebtedness being Refinanced.

“Registration Rights Agreement” means the Registration Rights Agreement, dated March 31, 2008, between the Company, the Note Guarantors and the Purchasers.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a single fully registered global note in book-entry form, substantially in the form of Exhibit B attached hereto.

“REIT” means “real estate investment trust,” as defined under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended.

“Responsible Officer” means, when used with respect to the Trustee, any managing director, director, principal, vice president, assistant vice president, assistant treasurer, associate or any other officer within the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

“Restricted Global Note” means a single fully registered global note in book-entry form, substantially in the form of Exhibit A attached hereto.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Notes Legend” means the legend in the form set forth in Section 2.08(a) hereof.

“Rule 144A” means Rule 144A under the Securities Act.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Company or any of its Subsidiaries.

“Securities Account Control Agreements” has the meaning ascribed to such term in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Security Agreement” means the Security Agreement dated March 31, 2008 among the Company, the Guarantors and the Note Lien Collateral Agent.

“Senior Indebtedness” means, whether outstanding on the Issue Date or thereafter issued, created, incurred or assumed, the Senior Notes and all amounts payable by the Company under or in respect of all other Indebtedness of the Company, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness shall not include:

(1)	any Indebtedness Incurred in violation of this Indenture;

(2)	any obligation of the Company to any Subsidiary of the Company;

(3)	any liability for federal, state, foreign, local or other taxes owed or owing by the Company;

(4)	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(5)	any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including, without limitation, any Senior Subordinated Indebtedness and any Subordinated Indebtedness; or

(6)	any Capital Stock.

“Senior Security Agreement” means the Senior Security Agreement dated March 31, 2008 among the Company, the guarantors party thereto and Deutsche Bank Trust Company Americas.

“Senior Notes” means 8% Senior Notes due 2013 issued pursuant to the Indenture dated as of May 15, 2003, between the Company and Deutsche Bank Trust Company Americas, as trustee, as amended by the First Supplemental Indenture dated May 15, 2003 and the Second Supplemental Indenture dated as of March 31, 2008 among the Company, the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee.

“Senior Subordinated Indebtedness” means the Notes and any other Indebtedness of the Company that ranks equally with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

“Senior Unsecured Indebtedness” means all Indebtedness of the Company and its Subsidiaries other than (1) Indebtedness that is secured by a Lien on property or assets of the Company or its Subsidiaries and (2) Subordinated Indebtedness.

“Shelf Registration Statement” has the meaning ascribed to such term in the Registration Rights Agreement.

“Significant Subsidiary,” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

“Stated Maturity” when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of or premiums on such Indebtedness or such installment of interest is due and payable.

“Subordinated Indebtedness” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) which is subordinated or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary,” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“TIA” means the Trust Indenture Act of 1939, as amended.

“TMHL” means Thornburg Mortgage Home Loans, Inc., a Delaware corporation.

“Total Unencumbered Assets” as of any date means all assets (but excluding intangibles and accounts receivable other than principal and interest receivables on ARM assets) of the Company and its Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP.

“Triggering Event” shall have the meaning ascribed to such term in the Purchase Agreement.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in the State of New York, or where the context requires, each other applicable jurisdiction.

“Unsecured Indebtedness” means any Indebtedness of the Company or any of its subsidiaries that is not Secured Indebtedness.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the then outstanding aggregate principal amount of such Indebtedness into; (2) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting Securities (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.12
“Authentication Order”	2.03
“Change of Control Date”	4.15
“Change of Control Payment Date”	4.15
“Change of Control Offer”	4.15
“Change of Control Purchase Date”	4.15
“Change of Control Purchase Price”	4.15
“Company Obligations”	11.01
“Covenant Defeasance”	9.03

“Event of Default”	7.01
“incur”	4.09
“Legal Defeasance”	9.02
“Quarter End Date”	4.11
“Paying Agent”	2.04
“Registrar”	2.04
“Restricted Payment”	4.07
“Surviving Entity”	6.01

Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision shall be incorporated by reference in and made a part of this Indenture.

All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by rule of the Commission under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) provisions apply to successive events and transactions; and

(f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

ARTICLE II

THE NOTES

Section 2.01 Creation of the Notes.

(a) Initial Notes. The Initial Notes shall be issued initially in an aggregate principal amount of $1,150,000,000.

(b) Investment Amount Increase Notes and Additional Notes. An aggregate principal amount of $200,000,000 of Investment Amount Increase Notes may be issued upon the occurrence of the Triggering Event. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, Additional Notes, without consent of the Holders. The Investment Amount Increase Notes and the Additional Notes shall have substantially similar terms as the Initial Notes other than with respect to: (i) the date of issuance, (ii) the issue price, (iii) the date from which interest shall accrue and the amount of interest payable on the first Interest Payment Date and (iv) ‘CUSIP” Numbers, if any. With respect to any Investment Amount Increase Notes or Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, the following information:

(1) the aggregate principal amount of such Notes to be authenticated and delivered pursuant to this Indenture;

(2) the issue price, the date of issuance, the date from which interest shall accrue and the amount of interest payable on the first Interest Payment Date; and

(3) whether such Notes shall be Restricted Global Notes, Regulation S Global Notes or Initial Certificated Notes.

The Initial Notes, the Investment Amount Increase Notes, the Exchange Notes and the Additional Notes, if any, shall constitute a single class of securities for all purposes of this Indenture. Holders of the Initial Notes, the Additional Notes and the Exchange Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes, the Investment Amount Increase Notes, the Additional Notes or the Exchange Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

(c) Exchange Notes. The Exchange Notes are to be issued in exchange for the Initial Notes and the Investment Amount Increase Notes as provided in this Indenture and the Registration Rights Agreement. The Exchange Notes may be issued initially in an aggregate principal amount of up to the principal amount of the Initial Notes and the Investment Amount Increase Notes tendered in exchange therefor in an Exchange Offer.

Section 2.02 Form and Dating.

(a) The Initial Notes, the Investment Amount Increase Notes and the Additional Notes shall be in the form of Exhibit A, Exhibit B or Exhibit C hereto, as applicable, and the Exchange Notes shall be in the form of Exhibit D or Exhibit E hereto, as applicable.

(b) The Notes will be issued in fully registered form, without coupons, in denominations of $1,000 and any larger integral multiple of $1,000. Each Note shall be dated the date of its authentication.

(c) The Initial Notes and the Investment Amount Increase Notes, if any, shall initially be issued in certificated form and shall be represented by Certificated Notes in fully registered form, without coupons, substantially in the form of Exhibit C hereto and shall bear the legends set forth in Sections 2.08(a) and 2.08(c) (the “Certificated Notes”). Upon issuance, each Certificated Note shall be registered in the name of the Purchaser, duly executed by the Company and authenticated by the Trustee upon receipt of an Authentication Order.

(d) Pursuant to the terms of the Purchase Agreement, the Initial Notes and the Investment Amount Increase Notes, if any, represented by the Certificated Notes (1) offered and sold to “qualified institutional buyers” (as defined in Rule 144A) shall be exchanged for Notes issued in book-entry form and shall be represented by a single, permanent global note in fully registered form, without coupons, substantially in the form of Exhibit A hereto and shall bear the legends set forth in Section 2.08(a) and (b) (the “Restricted Global Note”) and (2) offered and sold to Non-U.S. Persons shall be issued in book-entry form and shall be represented by a single, permanent global note in definitive, fully registered form, without coupons, substantially in the form of Exhibit B hereto and shall bear the legends set forth in Section 2.08(a) and (b) (the “Regulation S Global Note,” and together with the Restricted Global Note, collectively, the “Initial Global Notes”). Upon issuance, the Restricted Global Note shall be registered in the name of “Cede & Co.,” as nominee of DTC, duly executed by the Company and authenticated by the Trustee, upon receipt of an Authentication Order, and deposited with or on behalf of DTC. Upon issuance, the Regulation S Global Note shall be registered in the name of “Cede & Co.,” as nominee for DTC, duly executed by the Company and authenticated by the Trustee, upon receipt of an Authentication Order, and deposited with or on behalf of DTC for the accounts of Euroclear or Clearstream Banking. Interests in the Regulation S Global Note may only be held through Euroclear or Clearstream Banking. The exchange of Certificated Notes to a Global Note (and beneficial interest therein by a Holder) as provided above shall be subject to the receipt by the Registrar of the surrendered Certificated Notes and the applicable assignment and transfer certificates attached to each such surrendered Certificated Notes, and upon receipt thereof, pursuant to Section 2.13 hereof, the Trustee shall cancel such Certificated Notes and the applicable Global Note shall be duly executed by the Company and authenticated by the Trustee as provided in this Section 2.02(d).

(e) In the event all or a portion of the Initial Notes, the Investment Amount Increase Notes or any Additional Notes are tendered in an Exchange Offer, such Notes or the portions thereof being exchanged shall be exchanged for a single, permanent global note in definitive, fully registered form, without coupons, substantially in the form of Exhibit D hereto (the “Exchange Global Notes”) and shall bear the legends set forth in Section 2.08(c) hereof. Upon issuance, each Exchange Global Note shall be registered in the name of “Cede & Co.,” as nominee of DTC, duly executed by the Company and authenticated by the Trustee, upon receipt of an Authentication Order, and deposited with or on behalf of DTC. Except as provided in Section 2.07(b), Exchange Certificated Notes shall not be issued and the Company waives any discretionary right it may otherwise have to cause the Notes to be issued in certificated form.

Section 2.03 Execution and Authentication. Two Officers shall execute the Notes for the Company by manual or facsimile signature.

A Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon receipt of a written order of the Company signed by one or more Officers (an “Authentication Order”), authenticate Notes for original issue on the Issue Date in aggregate principal amount not to exceed $1,150,000,000 (other than as provided in Section 2.09 hereof). The Trustee shall authenticate Investment Amount Increase Notes and Additional Notes thereafter (so long as permitted by the terms of this Indenture) for original issue upon receipt of one or more Authentication Orders in aggregate principal amount as specified in such order (other than as provided in Section 2.09 hereof). Each such Authentication Order shall specify the amount of Notes to be authenticated, whether the Notes are to be Initial Notes, Investment Amount Increase Notes, Additional Notes or Exchange Notes and whether the Notes are to be issued as Certificated Notes or Global Notes or such other information as the Trustee may reasonably request.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.04 Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company hereby appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.05 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest or Additional Interest, if any, on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA § 312(a).

Section 2.07 Transfer and Exchange.

(a) By its acceptance of any Initial Note or Investment Amount Increase Note represented by a certificate bearing the legend set forth in Section 2.08(a) hereof (the “Private Placement Legend”), each Holder of, and beneficial bearer of an interest in, such Note acknowledges the restrictions on transfer of such Note and agrees that it shall transfer such Note only in accordance with such restrictions. Each purchaser (other than the Purchasers) of the Notes and each Person to whom the Notes are transferred shall, prior to the Resale Restriction Termination Date (as defined in the Private Placement Legend), be deemed to have acknowledged, represented and agreed to the matters and restrictions on transfer set forth therein. Upon the registration of transfer, exchange or replacement of an Initial Note or Investment Amount Increase Note not bearing the Private Placement Legend, the Trustee shall upon receipt of an Authentication Order deliver an Initial Note or Initial Notes or Investment Amount Increase Note or Investment Amount Increase Notes, as the case may be, that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of an Initial Note or Investment Amount Increase Note bearing the Private Placement Legend, the Trustee shall upon receipt of an Authentication Order deliver an Initial Note or Initial Notes or Investment Amount Increase Note or Investment Amount Increase Notes, as the case may be, bearing the Private Placement Legend, unless such legend may be removed from such Note as provided in this Section 2.07. If the Private Placement Legend has been removed from an Initial Note or Investment Amount Increase Note, as the case may be, as provided herein, no other Initial Note or Investment Amount Increase Note issued in exchange for all or any part of such Initial Note or Investment Amount Increase Note, as the case may be, shall bear such legend, unless the Company has reasonable cause to believe that such other Initial Note or Investment Amount Increase Note represents a “restricted security” within the meaning of Rule 144 under the Securities Act and instructs the Trustee in writing to cause a legend to appear thereon. Each Initial Note or Investment Amount Increase Note shall bear the Private Placement Legend unless and until:

(1) a transfer of such Initial Note or Investment Amount Increase Note is made pursuant to an effective Shelf Registration Statement, in which case the Private Placement Legend shall be removed from such Note so transferred at the request of the Holder; or

(2) there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may reasonably be requested by the Company confirming that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Initial Note or Investment Amount Increase Note shall not violate the registration and prospectus delivery requirements of the Securities Act; provided, that the Trustee shall not be required to determine but may rely on a determination made by the Company with respect to the sufficiency of any such evidence; and upon receipt of an Authentication Order, the Trustee shall authenticate and deliver in exchange for such Initial Note, an Initial Note or Initial Notes or such Investment Amount Increase Note, an Investment Amount Increase Note or Investment Amount Increase Notes representing the same aggregate principal amount of the Initial Note or the Investment Amount Increase Note, as the case may be, being exchanged) without such legend.

(b) The Initial Global Notes or Exchange Global Notes, as the case may be, shall be exchanged by the Company for one or more Initial Certificated Notes or Exchange Certificated Notes, as applicable, if (i) DTC (1) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (2) a successor to DTC registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 calendar days or (ii) DTC is at any time unwilling or unable to continue as depositary and the Company is not able to appoint a successor to DTC within 90 calendar days. If an Event of Default occurs and is continuing, the Company shall, at the request of the Trustee or the Holder thereof, exchange all or part of the Initial Global Note or Exchange Global Note, as the case may be, for one or more Initial Certificated Notes or Exchange Certificated Notes, as applicable. Whenever a Global Note is exchanged for one or more Initial Certificated Notes or Exchange Certificated Notes, as the case may be, it shall be surrendered by the Holder thereof to the Trustee and cancelled by the Trustee. All Initial Certificated Notes or Exchange Certificated Notes issued in exchange for a Global Note or a portion thereof shall be registered in such names, and delivered, as DTC shall instruct the Trustee. Any Initial Certificated Notes issued pursuant to this Section 2.07 shall include the Private Placement Legend, except as set forth in Section 2.07(a) hereof.

(c) Any Initial Notes or Investment Amount Increase Notes that are presented to the Trustee for exchange pursuant to an Exchange Offer shall be exchanged for Exchange Notes of equal principal amount upon surrender to the Trustee in accordance with the terms of the Exchange Offer. Whenever any Initial Notes or Investment Amount Increase Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver to the surrendering Holder thereof, Exchange Notes in the same aggregate principal amount as the Initial Notes and Investment Amount Increase Notes so surrendered.

(d) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book-entry form. Transfers of a Global Note shall be limited to transfers in whole and not in part, to DTC, its successors and their respective nominees. Interests of beneficial owners in a Global Note shall be transferred in accordance with the rules and procedures of DTC (or its successors). If a Global Note is issued, DTC shall act as Depositary with respect to such Global Notes.

Section 2.08 Legends. The following legends shall appear on the Notes.

(a) Except as provided in Section 2.08(b) and (c) hereof, each Initial Note, Investment Amount Increase Note and Additional Note, if any, shall bear the following legends on the face thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $1,000 ($100,000 FOR INSTITUTIONAL ACCREDITED INVESTORS) AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (a) TO THE COMPANY OR THE PURCHASERS OR BY, THROUGH OR IN A TRANSACTION APPROVED BY, THE PURCHASERS, (b) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (c) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (d) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST ALSO BE INSTITUTIONAL ACCREDITED INVESTORS UNLESS SUCH TRANSFEREE IS A BANK ACTING IN ITS FIDUCIARY CAPACITY) FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (e) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO AN INSTITUTION THAT IS NOT A U.S. PERSON (AND WAS NOT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON) WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (f) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES, TO A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE BEING COMPLETED AND DELIVERED BY THE TRANSFEROR AND, IF APPLICABLE, THE TRANSFEREE TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL NOTES OF THE SERIES.

(b) In addition to the legends set forth in Section 2.08(a), each Initial Global Note shall also bear the following legends on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

(c) In addition to the legends set forth in Section 2.08(a), each Certificated Note shall bear the following legend on the face thereof:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(d) The Exchange Global Note shall bear the following legends on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

Section 2.09 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the

Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.10 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.11 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.11 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company other than a Permitted Holder, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be so disregarded.

Section 2.12 Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.13 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.14 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.15 Notice of the Occurrence of the Triggering Event. The Company shall provide prompt written notice to the Trustee, upon the occurrence of the Triggering Event, of the effective date of such event for purposes of the issuance of the Investment Amount Increase Notes and Interest Rate Change (as defined in the Notes).

Section 2.16 Record Date. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 7.04 and 7.05.

Section 2.17 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE III

NO REDEMPTION AND PREPAYMENT

Section 3.01 No Optional Redemption. The Notes shall not be subject to optional redemption by the Company prior to Maturity.

Section 3.02 No Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes prior to Maturity, other than pursuant to Section 4.15 hereof.

ARTICLE IV

COVENANTS

Section 4.01 Payment of Notes. The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency. The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04.

Section 4.03 Reports to Holders. Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish the Holders of Notes:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on reports on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Subsidiaries separate from the financial condition and results of operations of the Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations.

In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

(a) The Company and the Note Guarantors shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company, the Note Guarantors and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and such Note Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and such Note Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or such Note Guarantors are taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) The Company and the Note Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company or such Note Guarantors are taking or proposes to take with respect thereto.

Section 4.05 Taxes. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06 Stay, Extension and Usury Laws. The Company and the Note Guarantors covenant (to the extent that they may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and the Note Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments. (a) The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on or in respect of shares of its Capital Stock to holders of such Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries), other than: (A) than dividends or distributions payable in Qualified Capital Stock of the Company or (B) dividends or distributions payable to the Company or another Subsidiary (and if such Subsidiary is not a Wholly Owned Subsidiary, to its other holders of Common Stock on a pro rata basis);

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

(3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or any Indebtedness of a Note Guarantor which is by its terms subordinate or junior in right of payment to its Note Guarantee; or

(4) make any Restricted Investment in any Person;

if at the time of such action (each, a “Restricted Payment”) or immediately after giving effect thereto,

(i) a Default or an Event of Default shall have occurred and be continuing; or

(ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Sections 4.09, 4.10 and 4.11 hereof; or

(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of:

(v)	$200.0 million; plus

(w)	95% of the cumulative Adjusted Earnings (or if the cumulative Adjusted Earnings shall be a loss, minus 100% of such loss) of the Company, less any dividends on Preferred Stock of the Company paid or accrued, from and after April 1, 2008 and on or prior to the date the Restricted Payment occurs (the “Reference Date”) (treating such period as a single accounting period); plus

(x)	100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus

(y)	without duplication of any amounts included in clause (iii)(y) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company’s Capital Stock; plus

(z)	the amount equal to the net reduction in Restricted Investments made by the Company or any of its Subsidiaries in any Person resulting from repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Subsidiary (other than for reimbursement of tax payments) and to the extent not otherwise already included releases or reductions of Guarantees, which amount in each case under this clause (z) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount shall be included under this clause (z) to the extent it is already included in Adjusted Earnings.

(b) The foregoing provisions do not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(3) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $500,000 in any calendar year;

(4) the declaration or payment by the Company of any dividend or distribution to the extent necessary to maintain its status as a REIT under the Code:

(a) the dividend or distribution does not exceed 100% of the Consolidated Net Income for the fiscal quarter preceding the declaration and payment date; and

(b) no Default or Event of Default shall have occurred and be continuing;

(5) the payment of any dividend on Preferred Stock of the Company;

(6) one or more tender offers for the Preferred Stock by the Company to cause the Triggering Event; and

(7) Restricted Payments in an amount not to exceed $50.0 million.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) above, amounts expended pursuant to clauses (1), (2)(ii), (3), (4) and (6) shall be included in such calculation.

Section 4.08 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company;

(2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Subsidiary of the Company; or

(3) transfer any of its property or assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

(a) applicable law;

(b) this Indenture, the Notes and the Note Guarantees (and any Exchange Notes and guarantees thereof), the Security Agreement and the Senior Security Agreement;

(c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of the Company;

(d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(f) provisions of any agreement governing Indebtedness incurred in accordance with this Indenture that impose such encumbrances or restrictions upon the occurrence of a default or failure to meet financial covenants or conditions under the agreement;

(g) restrictions on the transfer of assets (other than cash) held in a Subsidiary of the Company imposed under any agreement governing Indebtedness incurred in accordance with this Indenture;

(h) provisions of any agreement governing Indebtedness incurred in accordance with this Indenture that require a Subsidiary to service its debt obligations before making dividends, distributions or advancements in respect of its Capital Stock;

(i) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d) or (e) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not materially less favorable to the Company as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d) or (e).

Section 4.09 Limitation on Incurrence of Indebtedness Ranking Senior to the Notes. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness which is senior in right of payment to the Notes, in the case of the Company, or any Indebtedness which is senior in right of payment to its Note Guarantee, in the case of any Note Guarantor, in each case other than Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon.

Section 4.10 Limitation on Incurrence of Additional Consolidated Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness (including, without limitation, Acquired Indebtedness) other than Permitted Indebtedness.

Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Note Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness), in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the use of proceeds thereof, the ratio of Adjusted Debt to Adjusted Net Worth is less than 12 to 1.

Section 4.11 Limitation Based Upon Total Unencumbered Assets. If the Total Unencumbered Assets of the Company and its Consolidated Subsidiaries is less than 125% of the aggregate principal amount of the Unsecured Indebtedness of the Company and its Consolidated Subsidiaries, in each case as of the last day of any fiscal quarter of the Company during the term of the Notes (the “Quarter End Date”), then from and after the Quarter End Date until such time as the Total Unencumbered Assets of the Company and its Consolidated Subsidiaries is at least 125% of the aggregate principal amount of the Unsecured Indebtedness of the Company and its Consolidated Subsidiaries, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness (including, without limitation, Acquired Indebtedness) other than Permitted Indebtedness, except that the Company or any Note Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness), in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the use of proceeds thereof, the ratio of Adjusted Debt to Adjusted Net Worth is no higher than the calculation of such ratio at the Quarter End Date.

Section 4.12 Limitations on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than: (1) Affiliate Transactions permitted as described below; and (2) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5.0 million shall be approved by the Board of Directors of the Company or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

The restrictions set forth in the first paragraph of this Section 4.12 shall not apply to:

(1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary of the Company to the extent not provided for pursuant to the Management Agreements between the Company and the Manager and between TMHL and the Manager described in clause (5) below as determined in good faith by the Company’s Board of Directors or senior management;

(2) transactions exclusively between or among the Company and any of its Subsidiaries or exclusively between or among such Subsidiaries in the ordinary course of business, provided such transactions are not otherwise prohibited by this Indenture;

(3) transactions between the Company or one of its Subsidiaries and any Person in which the Company or one of its Subsidiaries has made an Investment in the ordinary course of the Company’s real estate lending business and such Person is an Affiliate solely because of such Investment;

(4) transactions between the Company or one of its Subsidiaries and any Person in which the Company or one of its Subsidiaries holds an interest as a joint venture partner and such Person is an Affiliate solely because of such interest;

(5) any agreement as in effect as of the Issue Date, including the Management Agreements between the Company and the Manager and between TMHL and the Manager or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(6) Restricted Payments (other than Restricted Investments) permitted by Section 4.07;

(7) agreements with and rights of Affiliates under the Company’s 2002 Long-Term Incentive Plan or any predecessor or successor incentive compensation or employee benefits plan; and any mortgage loans outstanding or hereinafter entered into by and between the Company and an Affiliate under the Company’s employee residential mortgage loan program;

(8) any transaction or series of related transactions contemplated by the Purchase Agreement;

(9)(A) on or after June 30, 2008, any issuance or sale of Capital Stock by the Company or any Subsidiary offered to every Permitted Holder on a pro rata basis based on the aggregate principal amount of Notes held by it over the aggregate principal amount of Notes held by all Permitted Holders and the granting of registration and other customary rights in connection therewith and (B) prior to June 30, 2008, any issuance or sale of Capital Stock by the Company or any Subsidiary offered to every Permitted Holder on a pro rata basis based on the aggregate principal amount of Notes that would be held by it on or after June 30, 2008, over the aggregate principal amount of Notes held by all Permitted Holders and the granting of registration and other customary rights in connection therewith, which issuances or sales will be held in escrow until July 1, 2008; and

(10) the payment of reasonable fees and compensation by the Company or any Subsidiary to any Permitted Holder for the provision of investment banking, commercial banking, trust, lending or financing, investment, underwriting, placement agent, financial advisory or similar services to the Company or its Subsidiaries performed after the Issue Date.

Section 4.13 Limitation on Liens. The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind on the assets of the Company or such Subsidiaries securing any Indebtedness of the Company or such Subsidiaries unless:

(1) in the case of Liens securing Senior Indebtedness of the Company and the Note Guarantors, the Notes are secured by a Lien on such property, assets or proceeds that is junior in priority to such Liens;

(2) in the case of Liens securing Indebtedness of the Company that is expressly subordinate or junior in right of payment to the Notes or Indebtedness of a Note Guarantor that is expressly subordinate or junior in right of payment to its Note Guarantee, in the case of any Note Guarantor, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(3) in all other cases, the Notes are equally and ratably secured except for:

(a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(b) Liens securing the Notes;

(c) Liens securing reverse repurchase agreement Obligations and Non-Recourse Indebtedness;

(d) Liens securing Refinancing Indebtedness that is incurred to Refinance any Indebtedness that has been secured by a Lien permitted under this Indenture and that has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company not securing the Indebtedness so Refinanced; and

(e) Permitted Liens.

Section 4.14 Corporate Existence. Subject to Article 6 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.15 Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control (the date of such occurrence, the “Change of Control Date”), each Holder shall have the right to require the Company to purchase such Holder’s Notes in whole or in part in integral multiples of $1,000 at a purchase price (the “Change of Control Purchase Price”) in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest and

Additional Interest, if any (the “Change of Control Payment”), at the date of purchase (the “Change of Control Purchase Date”), pursuant to and in accordance with the offer described in this Section 4.15 (the “Change of Control Offer”).

(b) Within 30 days following the Change of Control Date the Company shall send, by first class mail, a notice to the Holders and the Trustee stating:

(i) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes validly tendered will be accepted for payment;

(ii) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”) other than as may be required by law;

(iii) that any Note not tendered will continue to accrue interest;

(iv) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date unless the Company shall default in the payment of the Change of Control Purchase Price of the Notes and the only remaining right of the Holder is to receive payment of the Change of Control Purchase Price upon surrender of the applicable Note to the Paying Agent;

(v) that Holders electing to have a portion of a Note purchased pursuant to a Change of Control Offer may only elect to have such Note purchased in integral multiples of $1,000 or less if all Notes are tendered for purchase;

(vi) that if a Holder elects to have a Note purchased pursuant to the Change of Control Offer it will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(vii) that a Holder will be entitled to withdraw its election if the Company receives, not later than the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Note purchased; and

(viii) that if Notes are purchased only in part a new Note of the same type will be issued in principal amount equal to the unpurchased portion of the Notes surrendered.

(c) On or before the Change of Control Payment Date, the Company shall, to the extent lawful, accept for payment, all Notes or portions thereof validly tendered pursuant to the Change of Control Offer, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.15. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

(d) Prior to the Change of Control Payment Date, and as a condition to such payment of the Change of Control Payment (a) all Senior Indebtedness must be repaid in full, or the Company must offer to repay all Senior Indebtedness and make payment to the holders of such Senior Indebtedness that accept such offer and obtain waivers of any event of default from the remaining holders of such Senior Indebtedness or (b) the requisite holders of each issue of Senior Indebtedness shall have consented to such Change of Control Payment being made. The Company covenants to effect such repayment or obtain such consent prior to making a Change of Control Payment.

(e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an offer hereunder. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

Section 4.16 Limitation on Preferred Stock of Subsidiaries. The Company shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company, other than Preferred Stock outstanding on the Issue Date of Subsidiaries formed to facilitate maintaining the Company’s REIT status.

Section 4.17 Conduct of Business. The Company and its Subsidiaries shall engage primarily in the business of acquiring and originating adjustable rate mortgages and assets comprised of adjustable rate mortgage securities and other activities related to or arising out of those activities.

Section 4.18 Limitation of Guarantees by Subsidiaries. The Company shall not permit any of its Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any Note Guarantor, unless, in any such case:

(1) such Subsidiary executes and delivers a supplemental indenture to this Indenture, providing a guarantee of payment of the Notes by such Subsidiary; and

(2) if such assumption, guarantee or other liability of such Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in this Indenture.

Section 4.19 Maintenance of Properties; Books and Records; Compliance with Law.

(a) The Company shall and shall cause each of its Subsidiaries to at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided that nothing in this Section 4.19 shall prevent the Company or any of its Subsidiaries from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the reasonable and good faith judgment of the Board of Directors or management of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, or (iii) otherwise permitted by this Indenture.

(b) The Company shall and shall cause each of its Subsidiaries to keep proper and true books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries, and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

(c) The Company shall and shall cause each of its Subsidiaries to comply in all material respects with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

Section 4.20 Limitation on Layering Indebtedness.

Notwithstanding anything to the contrary, the Company shall not, and shall not permit any Note Guarantor to, directly or indirectly, incur any Indebtedness (including Permitted Indebtedness) that is subordinate in right of payment to any Senior Indebtedness of the Company or such Note Guarantor, as the case may be, unless such Indebtedness is either:

(1) equal in right of payment with the Notes or such Note Guarantor’s Note Guarantee, as the case may be; or

(2) expressly subordinated in right of payment to the Notes or such Note Guarantor’s Note Guarantee, as the case may be.

For the purposes of this Indenture, Indebtedness that is unsecured is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, and Senior Indebtedness is not deemed to be subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 4.21 Further Assurances; Insurance.

(a) Each of the Company and the Note Guarantors will do or cause to be done all acts necessary to, or that the Note Lien Collateral Agent from time to time may reasonably request to, assure and confirm that the Note Lien Collateral Agent holds, for the benefit of the holders of Note Lien Obligations, duly created and enforceable and perfected Note Liens upon the Note Lien Collateral (other than such Note Lien Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction and including any property or assets that are acquired or otherwise become Note Lien Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Note Lien Documents.

(b) The Company and each of the Note Guarantors will within three Business Days following the Closing Date execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions that are necessary to (or that the Note Lien Collateral Agent or the Purchasers may reasonably request), create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by, and with the Lien priority and perfection required under, the Note Lien Documents for the benefit of the holders of Note Lien Obligations.

(c) Each of the Company and the Note Guarantors will:

(1) keep their properties insured at all times by financially sound and reputable insurers in such amounts and against such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies in the same or similar business; and

(2) maintain such other insurance as may be required by law.

ARTICLE V

EXCHANGE OFFER; REGISTRATION RIGHTS AGREEMENT

The Company, the Note Guarantors and the Purchasers will enter into the Registration Rights Agreement prior to or concurrently with the issuance of the Initial Notes and the Note Guarantees.

ARTICLE VI

SUCCESSORS

Section 6.01 Merger, Consolidation and Sale of Assets.

(a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1) either:

(a) the Company shall be the surviving or continuing corporation; or

(b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Subsidiaries substantially as an entirety (the “Surviving Entity”):

(i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(ii) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be: (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.09, 4.10 and 4.11 hereof;

(3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing;

(4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied; and

(5) if the Surviving Entity is not the Company, each Note Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations under this Indenture and the Notes

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(b) Subject to the provisions of Section 11.02 hereof, each Note Guarantor will not, and the Company will not permit any Note Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Note Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1) such Note Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Note Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Note Guarantor or such Person, as the case may be, being herein called the “Successor Note Guarantor”) and the Successor Note Guarantor (if other than such Note Guarantor) expressly assumes all the obligations of such Note Guarantor under this Indenture and such Note Guarantor’s applicable Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(2) the Successor Note Guarantor (if other than such Note Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

(3) immediately after such transaction, no Default or Event of Default exists.

Notwithstanding the foregoing, (1) a Note Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Note Guarantor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness, Preferred Stock and Disqualified Capital Stock of the Note Guarantor is not increased thereby and (2) a Note Guarantor may merge, amalgamate or consolidate with another Note Guarantor or the Company.

Section 6.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 6.01 hereof, in which the Company is not the continuing corporation, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor corporation had been named as the Company herein; provided, however, that, in the case of a transfer by lease, the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes.

ARTICLE VII

DEFAULTS AND REMEDIES

Section 7.01 Events of Default. The following are “Events of Default”:

(1) the failure to pay interest, including Additional Interest, on any Notes when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment is prohibited by Article 12 of this Indenture;

(2) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer), whether or not such payment is prohibited by Article 12 of this Indenture;

(3) a default in the observance or performance of any other covenant or agreement contained in this Indenture and such default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01 hereof, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5.0 million or more at any time;

(5) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable (other than any judgments as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such judgments in writing);

(6) there shall have been the entry by a court of competent jurisdiction of:

(a) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law; or

(b) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(7) (a) the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;

(b) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it;

(c) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law;

(d) the Company or any Significant Subsidiary:

(i) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of its property;

(ii) makes an assignment for the benefit of creditors; or

(iii) admits in writing its inability to pay its debts generally as they become due; or

(e) the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (7).

(8) any Note Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Note Guarantor denies or disaffirms its obligations under the Indenture or its Note Guarantee; or

(9) the occurrence of any of the following

(i) except as permitted by the terms thereof, any Note Lien Security Document is held to be unenforceable or invalid in any respect by a court of competent jurisdiction (and such holding remains unstayed for a period of 30 days) or otherwise ceases for any reason to be fully enforceable and such event continues for a period of 30 days after the Company receives written notice specifying the event (and demanding that it be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes; or

(ii) the Company or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or such Guarantor set forth in or arising under any Note Lien Security Document, except to the extent of any Note Lien purported to be granted thereunder which purports to encumber Collateral that has been released in accordance with the terms of this Indenture and the Note Lien Security Documents.

Section 7.02 Acceleration. If an Event of Default (other than an Event of Default specified in clauses (6) or (7) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest and Additional Interest, if any, on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

If an Event of Default specified in clauses (6) or (7) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest and Additional Interest, if any, is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clauses (6) or (7) of Section 7.01 hereof, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 7.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes, the Security Agreement or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 7.04 Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice in writing to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, interest or Additional Interest, if any, on, the Notes (including in connection with a Change of Control Offer or other offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.05 Control by Majority. Holders of a majority in principal amount of the then outstanding Notes may, by written notice, direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in any personal liability.

Section 7.06 Limitation on Suits. A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a) a Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a written direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 7.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, interest and Additional Interest, if any, on the Notes so held, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 7.08 Collection Suit by Trustee. If an Event of Default specified in Section 7.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any amounts due the Trustee under Section 8.07 hereof.

Section 7.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent in writing to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 8.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any interest and Additional Interest, if any, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.10.

Section 7.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VIII

TRUSTEE

Section 8.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture in the absence of bad faith on the Trustee’s part; provided, however, that the Trustee shall examine the certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 8.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal or review, that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in accordance with a written direction received by it pursuant to Section 7.05 hereof; and

(iv) the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Indenture or in the exercise of any of its rights or powers, if it has reasonable grounds to believe repayment of the funds or indemnity satisfactory to it against the risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to the provisions of this Section 8.01 and to the provisions of the TIA.

(e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money and Government Securities held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time outstanding given pursuant to Section 7.05 of this Indenture, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

Section 8.02 Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such documents.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both that conforms to Section 15.04 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence of any attorneys, custodians or nominees appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, except conduct that constitutes willful misconduct, negligence or bad faith.

(e) The Trustee may consult with counsel, and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith reliance and in accordance with such written advice or opinion of counsel.

(f) The Trustee will not be required to investigate any facts or matters stated in any document, but if it decides to investigate any matters or facts, the Trustee or its agents or attorneys will be entitled to examine the books, records and premises of the Company.

(g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(i) In no event shall the Trustee be required to take notice of any default or breach hereof or any Event of Default hereunder, except for Events of Default specified in Section 7.01(1) or 7.01(2) hereof, unless and until the Trustee shall have received from a Holder of a Note or from the Company express written notice of the circumstances constituting the breach, default or Event of Default and stating that said circumstances constitute an Event of Default hereunder.

(j) If the Trustee is acting as Paying Agent or Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article VIII will also be afforded to such Paying Agent and Registrar.

Section 8.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11 hereof.

Section 8.04 Trustee’s Disclaimer. The Trustee (i) is not responsible for and makes no representation as to the validity or adequacy of this Indenture, (ii) shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, (iii) shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and (iv) shall not be responsible for any statement of the Company in this Indenture, other than the Trustee’s certificate of authentication, or in any prospectus used in the sale of any of the Notes.

Section 8.05 Notice of Defaults. The Trustee will give to the Holders notice of any Default with regard to the Notes actually known to a Responsible Officer within 90 days after receipt of such knowledge and in the manner and to the extent provided in TIA § 313(c), and otherwise as provided in Section 15.02 of this Indenture; provided, however, that except in the case of a Default in payment of the principal of, premium, if any, interest or Additional Interest, if any, on any Note, the Trustee will be protected in withholding notice of Default if and so long as a committee of its Responsible Officers in good faith determines that withholding of the notice is in the interests of the Holders of the Notes.

Section 8.06 Reports by Trustee. On or before the sixtieth day after each October 15 beginning with the October 15 following the date of this Indenture, the Trustee will mail to each Holder, at the name and address which appears on the registration books of the Company, and to each Holder who has, within the two years preceding the mailing, filed that person’s name and address with the Trustee for that purpose and each Holder whose name and address have been furnished to the Trustee pursuant to Section 2.06 hereof, a brief report dated as of that October 15 which complies with TIA § 313(a). Reports to Noteholders pursuant to this Section 8.06 shall be transmitted in the manner and to the extent provided in TIA § 313(c). The Trustee also will comply with TIA § 313(b).

A copy of each report will at the time of its mailing to Holders be filed with each stock exchange on which the Notes are listed and also with the Commission. The Company will promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting of the Notes.

Section 8.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. The Company shall indemnify, defend and hold harmless the Trustee and its officers, directors, employees, representatives and agents, from and against and reimburse the Trustee for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney’s and agent’s fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Trustee directly or indirectly relating to, or arising from, claims against the Trustee by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with such claims for damages to persons or property, and reasonable attorneys’ and consultants’ fees and expenses and court costs except to the extent caused by the Trustee’s gross negligence or willful misconduct. The provisions of this Section 8.07 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

To secure the Company’s obligations to make payments to the Trustee under this Section 8.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay principal or interest on particular Notes. The obligations of the Company under this Section 8.07 to compensate the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 7.01(6) or (7) hereof occurs, the expenses and the compensation for the services of the Trustee are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 8.07, “Trustee” will include any predecessor Trustee, but the willful misconduct, negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 8.07.

Section 8.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 8.10;

(b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

No removal or appointment of a Trustee will be valid if that removal or appointment would conflict with any law applicable to the Company.

A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee will, subject to the Lien provided for in Section 8.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee will mail notice of its succession to each Holder.

If a successor Trustee does not take office on or before the sixtieth day after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

Section 8.09 Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another Person, the resulting, surviving or transferee Person will, without any further act, be the successor Trustee.

If at the time a successor by merger, conversion or consolidation to the Trustee succeeds to the trusts created by this Indenture any of the Notes have been authenticated but not delivered, the successor to the Trustee may adopt the certificate of authentication of the predecessor Trustee, and deliver the Notes which were authenticated by the predecessor Trustee; and if at that time any of the Notes have not been authenticated, the successor to the Trustee may authenticate those Notes in its own name as the successor to the Trustee; and in either case the certificates of authentication will have the full force provided in this Indenture for certificates of authentication.

Section 8.10 Eligibility; Disqualification. The Trustee will at all times satisfy the requirements of TIA § 310(a). The Trustee will at all times have (or shall be a member of a bank holding company system whose parent corporation has) a combined capital and surplus of at least $50,000,000 as set forth in its most recently published annual report of condition, which will be deemed for this paragraph to be its combined capital and surplus. The Trustee will comply with TIA § 310(b).

Section 8.11 Preferential Collection of Claims. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE IX

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 9.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 9.02 or 9.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 9.

Section 9.02 Legal Defeasance and Discharge. Upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.02, the Company and the Note Guarantors shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture, including that of the Note Guarantors (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (d) this Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 hereof.

Section 9.03 Covenant Defeasance. Upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03, the Company and the Note Guarantors shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.16, 4.17, 4.18, 4.20 and 4.21 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03 hereof, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Sections 7.01(4) and (5) hereof shall not constitute Events of Default.

Section 9.04 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 9.02 or 9.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Additional Interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and any other amounts owing under this Indenture, if in the case of an optional redemption date prior to electing to exercise either Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on such redemption date;

(b) in the case of an election under Section 9.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the State of New York reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the State of New York reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(g) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company on or after the date of deposit and on or before the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

Notwithstanding the foregoing, the opinion of counsel required by clause (b) above with respect to Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 9.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 9.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 9.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06 Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, interest or Additional Interest, if any, has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 9.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 9.02 or 9.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Note Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.02 or 9.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, interest or Additional Interest, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE X

AMENDMENT, SUPPLEMENT AND WAIVER

Section 10.01 Without Consent of Holders of Notes. Notwithstanding Section 10.02 of this Indenture, the Company, any Note Guarantor (with respect to its Note Guarantee or this Indenture) and the Trustee may amend or supplement this Indenture, the Notes or any Note Guarantee without the consent of any Holder of a Note:

(a) to cure any ambiguity, defect or inconsistency that does not adversely affect in any material respect the rights hereunder of any Holder of the Notes;

(b) to provide for certificated Notes in addition to or in place of uncertificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

(c) to provide for the assumption of the Company’s or any Note Guarantor’s obligations to the Holders by a successor to the Company or any such Note Guarantor, respectively pursuant to Article 6 hereof;

(d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respect the rights hereunder of any Holder of the Notes;

(e) to release a Note Guarantor from its obligations under its Note Guarantee, the Notes or this Indenture in accordance with the applicable provisions of this Indenture or to add Note Guarantees with respect to the Notes;

(f) to provide additional Note Lien Collateral as security for the Notes or to release Note Liens in favor of the Note Lien Collateral Agent in accordance with the applicable provisions of this Indenture;

(g) to issue Additional Notes in accordance with Section 2.01 hereof;

(h) to comply with requirements of the Commission in order to effect or thereafter maintain the qualification of this Indenture under the TIA; or

(i) to evidence and provide for the acceptance of appointment under this Indenture of a successor Trustee.

Upon the written request of the Company or any Note Guarantor accompanied by, to the extent necessary, a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 8.02 hereof, the Trustee shall join with the Company or any such Note Guarantor, as the case may be, in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which it believes affects its own rights, duties, indemnities or immunities under this Indenture or otherwise.

Section 10.02 With Consent of Holders of Notes. Except as provided below in this Section 10.02, the Company, the Note Guarantors and the Trustee may amend or supplement this Indenture (including

Section 4.15 hereof), the Notes and any Note Guarantee with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 7.04 and 7.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or any Note Guarantee may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Upon the written request of the Company or any Note Guarantor accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.02 hereof, the Trustee shall join with the Company or any such Note Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 7.04 and 7.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive in writing compliance in a particular instance by the Company with any provision of this Indenture, the Notes or any Note Guarantee. However, without the written consent of each Holder affected, an amendment or waiver under this Section 10.02 may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest and Additional Interest, on any Notes;

(c) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(d) make any Notes payable in money other than that stated in the Notes;

(e) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest (including Additional Interest) on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(f) after the Company’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control, modify any of the provisions or definitions with respect thereto;

(g) except as expressly permitted by this Indenture, modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes in a manner which adversely affects the Holders; or

(h) except as expressly permitted by this Indenture, eliminate, modify or change any provision of this Indenture or the related definitions affecting the Note Guarantees in a manner which adversely affects the Holders.

Section 10.03 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 10.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 10.05 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.06 Trustee to Sign Amendments, etc. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplement does not adversely affect the rights, duties, liabilities, indemnities or immunities of the Trustee. Neither the Company nor any Note Guarantor may sign an amendment or supplemental indenture until the respective Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 8.01 hereof) shall be fully protected in relying conclusively upon, in addition to the documents required by Section 15.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE XI

NOTE GUARANTEES

Section 11.01 Note Guarantees. Each Note Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder of the Notes, the Trustee and the Note Lien Collateral Agent the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes and all other monetary obligations of the Company under this Indenture (all the foregoing being hereinafter collectively called the “Company Obligations”). Each Note Guarantor further agrees (to the extent permitted by law) that the Company Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article 11 notwithstanding any extension or renewal of any Company Obligation.

Each Note Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Company Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Notes or the Company Obligations. The obligations of each Note Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Company Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Note Guarantor; or (f) any change in the ownership of the Company.

Each Note Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Company Obligations.

Except as expressly set forth in Sections 9.02, 9.03, 11.02 and 11.03 of this Indenture, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Company Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Company Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Company Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Note Guarantor or would otherwise operate as a discharge of such Note Guarantor as a matter of law or equity.

Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or Additional Interest, if any, on any of the Company Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Company to pay any of the Company Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Company Obligations then due and owing and (ii) accrued and unpaid interest and Additional Interest, if any, on such Company Obligations then due and owing (but only to the extent not prohibited by law) and except as provided in Section 11.03 of this Indenture.

Each Note Guarantor further agrees that, as between such Note Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Company Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Company Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Company Obligations (whether or not due and payable) shall forthwith become due and payable by the Note Guarantor for the purposes of this Note Guarantee.

Each Note Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee, the Note Lien Collateral Agent or the Holders in enforcing any rights under this Section 11.01.

Section 11.02 Termination, Release and Discharge. Subject to Article 6 of this Indenture, each Note Guarantor may consolidate with or merge into or sell all or substantially all of its property and assets to the Company, another Note Guarantor or a Person other than the Company or another Note Guarantor (whether or not affiliated with the Note Guarantor).

Notwithstanding the foregoing and the other provisions of this Indenture, in the event a Note Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not the Note Guarantor is the surviving corporation in such transaction) to a Person which is not the Company or a Subsidiary of the Company, such Note Guarantor shall be released from its obligations under its Note Guarantee if:

(a) the sale or other disposition is in compliance with this Indenture, including, without limitation, Article 6 of this Indenture; and

(b) all the obligations of such Note Guarantor under all Indebtedness of the Company and all other Note Guarantors terminate upon consummation of such transaction.

Section 11.03 Limitation of Note Guarantors’ Liability. Each Note Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Note Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each Note Guarantor hereby irrevocably agree that the obligations of each Note Guarantor shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee or pursuant to Section 11.04 of this Indenture, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. This Section 11.03 is for the benefit of the creditors of each Note Guarantor.

Section 11.04 Contribution. In order to provide for just and equitable contribution among the Note Guarantors, the Note Guarantors agree, that in the event any payment or distribution is made by any Note Guarantor (a “Funding Guarantor”) under its Note Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Note Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Note Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Note Guarantor’s obligations with respect to its Note Guarantee.

ARTICLE XII

SUBORDINATION OF NOTES

Section 12.01 Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal, premium, if any, and interest on, and other Indebtedness evidenced by, the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter incurred) of the Company, shall rank equally in right of payment with all future Senior Subordinated Indebtedness of the Company and shall be senior in right of payment to all future Subordinated Indebtedness of the Company, and that the subordination is for the benefit of the holders of Senior Indebtedness; provided, however, that payment from the money or proceeds of Government Securities held in trust pursuant to Section 9.05 of this Indenture will not be subordinated to any Senior Indebtedness or subject to this Article 12.

Section 12.02 Liquidation; Dissolution; Bankruptcy. In the event of:

(1) a total or partial liquidation or a dissolution of the Company;

(2) a reorganization, bankruptcy, insolvency, receivership of or similar proceeding relating to the Company or its property; or

(3) an assignment for the benefit of creditors or marshaling of the Company’s assets and liabilities, then the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents in respect of Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed in such proceeding) before the Holders of the Notes shall be entitled to receive any payment or distribution other than Junior Securities (as defined below), in the event of any payment or distribution of the assets or securities of the Company. In addition, until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of this Indenture shall be made to holders of the Senior Indebtedness as their interests may appear, except that the Holders of the Notes may receive (a) Capital Stock and (b) debt securities, in each case that are subordinated in right of payment to such Senior Indebtedness (or any securities or debt instruments distributed in lieu thereof) to at least the same extent as the Notes (“Junior Securities”). If a payment or distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, the Holders shall hold it in trust for the holders of Senior Indebtedness and pay the payment or distribution over to holders of Senior Indebtedness, as their interests may appear.

Section 12.03 Default on Senior Indebtedness. The Company may not pay principal of, premium, if any, or interest on, or other payment obligations in respect of, the Notes or make any deposit pursuant to Section 9.04(a) of this Indenture and may not otherwise repurchase, redeem or retire any Notes (collectively, “Pay the Notes”) if:

(1) any payment in respect of Senior Indebtedness is not paid when due in cash or Cash Equivalents; or

(2) any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash or Cash Equivalents. However, the Company may Pay the Notes if the Company and the Trustee receive written notice approving such payment from the representative of the Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) of the immediately preceding sentence has occurred and is continuing.

Section 12.04 When Distribution Must be Paid Over. In the event that the Trustee or any Holder receives any payment of any Indebtedness with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 12.03 of this Indenture, such payment shall be held by the Trustee or such Holder, in trust for the benefit of and, upon written request, shall be paid forthwith over and delivered to, the holders of Senior Indebtedness as their interests may appear or their representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 12, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 12.05 Subrogation. After all Senior Indebtedness is irrevocably paid in full in cash or Cash Equivalents reasonably satisfactory to the holders thereof and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Senior Subordinated Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article 12 to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 12.06 Relative Rights. This Article defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

(1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

(2) affect the relative rights of Holders and other creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

(3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

If the Company fails because of this Article 12 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 12.07 Subordination May Not Be Impaired by the Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 12.08 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative.

Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

Section 12.09 Authorization to Effect Subordination. Each Holder of a Note by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 12, and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes.

Section 12.10 Subordination of Note Guarantees. The obligations of each Note Guarantor under its Note Guarantee are subordinated in right of payment to the obligations of such Note Guarantor under its Guarantor Senior Indebtedness in the same manner and to the same extent that the Notes are subordinated to Senior Indebtedness of the Company pursuant to this Article 12.

Section 12.11 Amendment to the Subordination Provisions of this Indenture. No amendment may be made to this Article 12 that adversely affects the rights of any holder of Senior Indebtedness or Guarantor Senior Indebtedness then outstanding unless the holders of such Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

ARTICLE XIII

NOTE LIEN COLLATERAL

Section 13.01 Note Lien Collateral and Note Lien Security Documents. The due and punctual payment of the principal of and interest and Additional Interest, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Additional Interest, if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee or the Note Lien Collateral Agent under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Note Lien Security Documents. Wilmington Trust Company is initially appointed to act as the Note Lien Collateral Agent. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Note Lien Security Documents (including, without limitation, the provisions providing for foreclosure and release of Note Lien Collateral) as the same may be in effect or may be amended, modified or waived from time to time in accordance with their terms and the terms of this Indenture, and authorizes and directs the Trustee and the Note Lien Collateral Agent to enter into the Note Lien Security Documents to which they are a party, bind the Holders to the terms set forth in such Note Lien Security Documents and to perform and observe their respective obligations and exercise their respective rights thereunder in accordance therewith; provided, however, that if any of the provisions of the Note Lien Security Documents limits, qualifies or conflicts with a provision of the TIA that is required to be a part of and govern this Indenture, such TIA provision shall control. The Company will deliver to the Trustee copies of all documents delivered to the Note Lien Collateral Agent pursuant to the Note Lien Security Documents and will comply with the provisions of Section 4.21 hereof. The Note Lien Security Documents may be amended, supplemented or modified in accordance with the terms thereof.

All of the rights, protections and privileges granted to the Trustee hereunder shall inure to the benefit of the Note Lien Collateral Agent acting under this Indenture, including, without limitation, Article VIII hereof, and under all of the Note Lien Security Documents. Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Note Lien Collateral Agent shall have a duty as to any Note Lien Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. Neither the Trustee nor the Note Lien Collateral Agent shall be responsible for the filing, form, content or renewal of any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Note Lien Collateral. The Trustee and the Note Lien Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Note Lien Collateral in its possession if the Note Lien Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Note Lien Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee. Neither the Trustee nor the Note Lien Collateral Agent shall be responsible for the existence, genuineness or value of any of the Note Lien Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Note Lien Collateral or for insuring the Note Lien Collateral or for the payment of taxes, charges, assessments or Liens upon the Note Lien Collateral or otherwise as to the maintenance of the Note Lien Collateral.

Neither the Trustee nor the Note Lien Collateral Agent shall have a duty to act outside of the United States in respect of any Note Lien Collateral located in the jurisdiction other than the United States. At any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Note Lien Collateral may at the time be located, each of the Trustee and the Note Lien Collateral Agent shall have the power and may execute and deliver all instruments necessary to appoint one or more persons to act as a co-trustee or co-Note Lien Collateral Agent, or separate trustee or separate collateral agent, and to vest in such person such powers, duties, obligations, rights and trusts as the Trustee or the Note Lien Collateral Agent, as the case may be, may consider necessary or desirable. No co-trustee or separate trustee or co-collateral agent or separate collateral agent hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.08 hereof and no notice to Noteholders of the appointment of any co-trustee or separate trustee or co-collateral agent or separate collateral agent shall be required. Every separate trustee and co-trustee or separate collateral agent or co-collateral agent shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)	all rights, powers, duties and obligations conferred or imposed upon the Trustee or the Note Lien Collateral Agent shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (or by the Note Lien Collateral Agent and such separate collateral agent or co-collateral agent), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee or the Note Lien Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee or separate collateral agent or co-collateral agent;

(ii)	no trustee or collateral agent hereunder shall be personally liable by reason of any act or omission of any other trustee or collateral agent hereunder or under any Note Lien Security Document;

(iii)	any notice, request or other writing given to the Trustee or the Note Lien Collateral Agent shall be deemed to have been given to each of the then separate trustees and co-trustees (or separate collateral agent or co-collateral agent), as effectively as if given to each of them.

Section 13.02 Equal and Ratable Sharing of Note Lien Collateral by Holders of Note Lien Debt. Notwithstanding (1) anything to the contrary contained in the Note Lien Security Documents; (2) the time of incurrence of any series of Note Lien Debt; (3) the order or method of attachment or perfection of any Liens securing any series of Note Lien Debt; (4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Note Lien Collateral; (5) the time of taking possession or control over any Note Lien Collateral; (6) that any Note Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (7) the rules for determining priority under any law governing relative priorities of Liens, but subject in all cases to the priorities set forth in Section 7.10 hereof:

(A)	all Note Liens at any time granted by the Company or any Note Guarantor will secure, equally and ratably, all present and future Note Lien Obligations; and

(B)	all Proceeds of all Note Liens at any time granted by the Company or any Note Guarantor will be allocated and distributed equally and ratably on account of the Note Lien Debt and other Note Lien Obligations.

This Section 13.02 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Note Lien Obligations, each present and future Note Lien Representative and the Note Lien Collateral Agent as holder of Note Liens. The Note Lien Representative of each future series of Note Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Note Lien Collateral Agent and the Trustee at the time of incurrence of such series of Note Lien Debt.

Section 13.03 Recording; Certificates and Opinions.

(a) The Company will furnish to the Trustee the opinions required by TIA §314(b). The Company will furnish to the Trustee the annual opinion required by TIA §314(b)(2) beginning May 1, 2009.

(b) To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities subject to the Lien of the Note Lien Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel (which may be internal counsel), that under the terms of TIA §314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Note Lien Collateral.

(c) If, in connection with any release of Note Lien Collateral pursuant to this Indenture, the Company requests that the Trustee or Note Lien Collateral Agent confirm such release or provide any release or termination statement with respect to such release, the Company will furnish to the Trustee and to the Note Lien Collateral Agent (i) any certificate or opinion required by TIA §314(d) as set forth in Section 13.03(b) hereof, (ii) an Officers’ Certificate attaching such releases or termination statements and (iii) an Opinion of Counsel to the effect that (A) the documents furnished pursuant to TIA §314(d) satisfy the requirements of TIA §314(d) or that no such documents are required by TIA §314(d) in connection with such release, and (B) all conditions precedent to the release of Note Lien Collateral in this Indenture, the Note Lien Security Documents have been complied with, and such release complies with the foregoing requirements. Upon receipt of the foregoing, the Trustee and the Note Lien Collateral Agent will provide such requested confirmation or release or termination statement. The Trustee and the Note Lien Collateral Agent may, to the extent permitted by Sections 8.01 and 8.02 hereof, accept as conclusive evidence of compliance with this Section 13.03 the appropriate statements contained in such documents and such Opinion of Counsel.

Section 13.04 Freedom to Deal. So long as the Note Lien Collateral Agent has not exercised its rights with respect to Note Lien Collateral, or as may otherwise be provided in the Note Lien Security Documents, upon the occurrence and during the continuance of an Event of Default, the Company and the Note Guarantors will have the right, as against the Note Lien Collateral Agent, the Note Lien Representatives, the Holders and any holders of other Note Lien Obligations:

(1) to remain in possession and retain exclusive control of the Note Lien Collateral; to conduct ordinary course activities with respect to the Note Lien Collateral; to operate, alter or repair the Note Lien Collateral; and to collect, invest and dispose of any income therefrom; and

(2) to sell or otherwise dispose of any property subject to the Note Liens, subject to the restrictions and obligations set forth in Sections 6.01 and 11.02 hereof.

Section 13.05 Enforcement of Note Liens. Upon the occurrence and during the continuance of an Event of Default, the Trustee may pursue any available remedy, including directing the Note Lien Collateral Agent to enforce the Note Liens securing the Notes, subject to the provisions of Sections 8.01 and 8.02 hereof; and the Trustee will be subject to such instructions as may be given to it by the Holders of a majority in outstanding principal amount of the Notes to direct (and in its sole discretion and without the consent of the Holders may direct) on behalf of the Holders as the Note Lien Representative with respect to the Notes, the Note Lien Collateral Agent to take all actions it deems necessary in order to:

(1) foreclose upon or otherwise enforce any or all of the Note Liens;

(2) enforce any of the terms of the Note Lien Security Documents; or

(3) collect and receive payment of any and all of the Note Lien Obligations.

Section 13.06 Relative Rights. Nothing in the Note Lien Security Documents will:

(1) impair, as between the Company and the Holders, the obligation of the Company to pay principal of, premium and interest and Additional Interest, if any, on the Notes in accordance with their terms or any other Obligation of the Company or any Note Guarantor;

(2) affect the relative rights of Holders as against any other creditors of the Company or any Note Guarantor (other than holders of Senior Notes, certain Permitted Liens or other Note Liens and except as expressly set forth in the Note Lien Security Documents);

(3) restrict the right of any Holder to sue for payments that are then due and owing;

(4) restrict or prevent any Holder or any holder of other Note Lien Obligations, the Note Lien Collateral Agent or any Note Lien Representative from exercising any of its rights or remedies upon a Default or Event of Default; or

(5) restrict or prevent any Holder or any holder of other Note Lien Obligations, the Note Lien Collateral Agent or any Note Lien Representative from taking any lawful action in an insolvency or liquidation proceeding.

Section 13.07 Authorization of Receipt of Funds by the Trustee Under the Note Lien Security Documents. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Note Lien Security Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 13.08 Release of Liens in Respect of Notes. The Note Liens upon the Note Lien Collateral will be released and no longer secure the Notes outstanding under this Indenture or any other Note Lien Obligations, and the right of the Holders or any holder of other Note Lien Obligations to the benefits and proceeds of the Note Liens on the Note Lien Collateral will terminate and be discharged:

(1) upon satisfaction and discharge of this Indenture pursuant to Article 14 hereof;

(2) upon Legal Defeasance or Covenant Defeasance;

(3) upon payment in full of all Notes outstanding under this Indenture and all outstanding Note Lien Obligations due and payable under this Indenture at the time the Notes are paid in full and discharged;

(4) in whole or in part, with the consent of the Holders of a majority in aggregate principal amount of the Notes in accordance with Section 10.02 hereof;

(5) upon the taking of Note Lien Collateral by eminent domain, condemnation or in similar circumstances;

(6) in the case of Note Liens on Note Lien Collateral owned by any Guarantor, upon the release of the Note Guarantee of such Guarantor in accordance with Section 11.02 hereof;

(7) as to any Note Lien Collateral that is sold, transferred or otherwise disposed of by the Company or any Note Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Subsidiary of the Company in connection with the enforcement of a Permitted Lien so long as the Lien attaches to the proceeds of such enforcement action; or

(8) as to any funds or other property held in the Securities Account described in the definition of “Included Property” in the Security Agreement, when such funds or other property is withdrawn from such Securities Account; provided that no such withdrawal may take place until such funds or other property has been in such Securities Account for at least three (3) days.

Any release of Note Lien Collateral made in accordance with the provisions of this Section 13.08 or any Note Lien Security Document will be deemed not to impair the Liens in the Note Lien Collateral not so released under the Note Lien Documents in contravention of the provisions hereof.

Section 13.09 Sufficiency of Release. All purchasers and grantees of any Note Lien Collateral purporting to be released will be entitled to rely upon any release executed by the Note Lien Collateral Agent or the Trustee as sufficient for the purpose of this Indenture and the Note Lien Security Documents and as constituting a good and valid release of the Note Lien Collateral therein described from the Lien of this Indenture and the Note Lien Security Documents.

ARTICLE XIV

SATISFACTION AND DISCHARGE

Section 14.01 Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes, when:

(a) either:

(i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, interest and Additional Interest, if any, on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b) the Company has paid all other sums payable under this Indenture by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Section 14.02 Application of Trust Money. Subject to the provisions of Section 9.06, all money deposited with the Trustee pursuant to Section 14.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 14.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Note Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XV

MISCELLANEOUS

Section 15.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 15.02 Notices. Any notice or communication by the Company, the Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Note Guarantor:

Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

Facsimile: (505) 989-8156

Attention: Larry Goldstone, Chief Executive Officer

With a copy to:

Heller Ehrman LLP

333 South Hope Street

39th Floor

Los Angeles, CA 90071

Attention: Steve Newton

If to the Trustee:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Capital Markets/Thornburg

Facsimile: (302) 636-4145

Telephone: (302) 636-6000

The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 15.03 Communication by Holders of Notes with Other Holders of Note. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 15.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 15.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 15.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 15.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 15.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 15.07 No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 15.08 Tax Treatment. The Company and each Holder of the Notes agree to treat the Notes as indebtedness for all tax purposes.

Section 15.09 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

Section 15.10 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other supplemental indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such supplemental indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 15.11 Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 15.12 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.13 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 15.14 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

Dated as of March 31, 2008

THORNBURG MORTGAGE, INC.

By:	/s/ Larry A. Goldstone
Name:	Larry A. Goldstone
Title:	President & Chief Executive Officer

THORNBURG MORTGAGE HOME LOANS, INC.

By:	/s/ Larry A. Goldstone
Name:	Larry A. Goldstone
Title:	Chairman

ADFITECH, INC.

By:	/s/ Tom Apel
Name:	Tom Apel
Title:	Chief Executive Officer

THORNBURG MORTGAGE HEDGING STRATEGIES, INC.

By:	/s/ Larry A. Goldstone
Name:	Larry A. Goldstone
Title:	Chairman & Chief Executive Officer

THORNBURG ACQUISITION SUBSIDIARY, INC.

By:	/s/ Larry A. Goldstone
Name:	Larry A. Goldstone
Title:	President & Chief Executive Officer

Indenture

WILMINGTON TRUST COMPANY

By:	/s/ Michael G. Oller Jr.
Name:	Michael G. Oller, Jr.
Title:	Senior Financial Services Officer

Indenture

EXHIBIT A

[Face of Note]

FORM OF RESTRICTED GLOBAL NOTE

THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THE SECURITY IS [            ], 20[        ]. THE ISSUE PRICE OF THE SECURITY PER $1,000 OF PRINCIPAL AMOUNT, THE YIELD TO MATURITY AND THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT AND CAN BE OBTAINED BY SENDING A WRITTEN REQUEST TO THE COMPANY AT 150 WASHINGTON AVENUE, SUITE 302 SANTA FE, NEW MEXICO 87501.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $1,000 ($100,000 FOR INSTITUTIONAL ACCREDITED INVESTORS) AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (a) TO THE COMPANY OR THE PURCHASERS OR BY, THROUGH OR IN A TRANSACTION APPROVED BY, THE PURCHASERS, (b) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (c) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (d) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST ALSO BE INSTITUTIONAL ACCREDITED INVESTORS UNLESS SUCH TRANSFEREE IS A BANK ACTING IN ITS FIDUCIARY CAPACITY) FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (e) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO AN INSTITUTION THAT IS NOT A U.S. PERSON (AND WAS NOT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON) WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (f) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES, TO A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS

NOTE BEING COMPLETED AND DELIVERED BY THE TRANSFEROR AND, IF APPLICABLE, THE TRANSFEREE TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL NOTES OF THE SERIES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

CUSIP	[ ]
ISIN	[ ]

Senior Subordinated Secured Notes due 2015

No.	$

THORNBURG MORTGAGE, INC.

promises to pay to                                         , or registered assigns, the principal sum of

Dollars on March 31, 2015.

Interest Payment Dates: March 31 and September 30

Record Dates: March 15 and September 15

THORNBURG MORTGAGE, INC.

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY
as Trustee

By:
Authorized Signatory

Date:

[Back of Note]

Senior Subordinated Secured Notes due 2015

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Thornburg Mortgage, Inc., a Maryland corporation (the “Company”), promises to pay interest on the principal amount of this Note at 18.00% per annum until maturity, except that upon the occurrence of the Triggering Event, interest payable on this Note will decrease to 12.00% per annum (the “Interest Rate Change”).

The Company will pay interest semi-annually in arrears on March 31 and September 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [            ], 20[        ]; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [            ], 20[        ]; provided, further, that upon the occurrence of the Interest Rate Change, all unpaid interest accrued at a rate in excess of 12.00% per annum at that time shall be cancelled. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that if such Note is a Global Note, payment shall be made by wire transfer of immediately available funds to the account designated by the Depositary or its nominee. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company reserves the right to pay interest to Holders of Notes by check mailed to such Holders at their registered addresses or by wire transfer to Holders of at least $5 million aggregate principal amount of Notes.

3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 31, 2008 (the “Indenture”) among the Company, the Note Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company. The Company is issuing $1,150.0 million in aggregate principal amount on the Issue Date and may issue up to $200.0 million in aggregate principal amount of Investment Amount Increase Notes and further Additional Notes in accordance with the terms of the Indenture. The Notes and the Investment Amount Increase Notes, the Exchange Notes and the Additional Notes, if any, shall be treated as a single class of securities for all purposes under the Indenture.

5. OPTIONAL REDEMPTION.

The Notes shall not be subject to optional redemption by the Company prior to Maturity.

6. MANDATORY REDEMPTION.

Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

7. REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company and the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. If, this Note is exchanged in an Exchange Offer prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Note, up to but not including the date of issuance of the Note(s) issued in exchange (the “Exchange Note”) for this Note, shall be paid on the first Interest Payment Date for such Exchange Note(s) to the Holder or Holders of such Exchange Note(s) on the first Record Date with respect to such Exchange Note(s). If this Note is exchanged in an Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to the Interest Payment Date, then any such accrued and unpaid interest with respect to this Note and any accrued and unpaid interest on the Exchange Note(s) issued in exchange for this Note, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Note on the Record Date.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement dated March 31, 2008 (the “Registration Rights Agreement”) among the Company, the Note Guarantors and the Purchasers, including provisions relating to payment of Additional Interest.

9. NOTICE OF THE OCCURRENCE OF THE TRIGGERING EVENT. The Company shall provide prompt written notice to the Trustee, upon the occurrence of the Triggering Event, of the effective date of such event for purposes of the Interest Rate Change.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes and the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or any Note Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respects the rights under the Indenture of any such Holder, to release a Note Guarantor from its obligations under its Note Guarantee, the Notes or the Indenture in accordance with the applicable provisions of the Indenture or to add Note Guarantees with respect to the Notes, to provide additional Note Lien Collateral as security for the Notes or to release Note Liens in favor of the Note Lien Collateral Agent in accordance with the applicable provisions of the Indenture, to issue Additional Notes as permitted in the Indenture, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee.

12. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in writing in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company and the Note Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company and the Guarantors are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. NOTE GUARANTORS. After the Issue Date, the Company shall cause each additional Note Guarantor to execute and deliver to the Trustee a Note Guarantee pursuant to which such Note Guarantor shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes on a senior subordinated basis, as set forth in the Indenture.

14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

16. AUTHENTICATION. This Note shall not be valid until authenticated by facsimile or manual signature of the Trustee or an authenticating agent.

17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

Attention: Investor Relations

NOTATION OF GUARANTEE

For value received, each Note Guarantor (which term includes any successor Person under the Indenture) has fully, unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder of the Notes, the Trustee and the Note Lien Collateral Agent the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes and all other monetary obligations of the Company under the Indenture (all the foregoing being hereinafter collectively called the “Company Obligations”). Each Note Guarantor has further agreed (to the extent permitted by law) that the Company Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under Article XI of the Indenture notwithstanding any extension or renewal of any Company Obligation. Each Note Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Company Obligations. The obligations of the Note Guarantors to the Holders of Notes, Trustee and the Note Lien Collateral Agent pursuant to the Indenture are set forth primarily in Article XI of the Indenture, and are subject to all other applicable provisions of the Indenture, including without limitation the Subordination of Note Guarantee described in Section 12.10 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.

THORNBURG MORTGAGE HOME LOANS, INC.

By:
Name:
Title:

ADFITECH, INC.

By:
Name:
Title:

THORNBURG MORTGAGE HEDGING STRATEGIES, INC.

By:
Name:
Title:

THORNBURG ACQUISITION SUBSIDIARY, INC.

By:
Name:
Title:

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 of the Indenture, check the following box:  ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2

ASSIGNMENT & TRANSFER CERTIFICATE

TO BE COMPLETED AND DELIVERED WITH THIS NOTE TO THE TRUSTEE IF THE UNDERSIGNED REGISTERED HOLDER WISHES TO SELL, ASSIGN AND TRANSFER NOTE:

In connection with the resale or other transfer of this Note occurring prior to the time the legend originally set forth on the face of this Note (or one or more predecessor Notes) restricting resales and other transfers thereof has been removed in accordance with the procedures set forth in the Indenture (other than a resale or other transfer made to the Company or to, by, through, or in a transaction approved by the Purchasers), the undersigned registered holder certifies that without utilizing any general solicitation or general advertising:

[CHECK ONE]

☐	(a)	Such Note is being transferred by the undersigned registered holder to a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act of 1933, as amended, pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

☐	(b)	Such Note is being transferred by the undersigned registered holder to an institutional investor which is an “accredited investor,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, and that the undersigned has been advised by the prospective transferee that such transferee shall hold such Note for its own account, or as a fiduciary or agent for others (which others are also institutional accredited investors, unless such transferee is a bank acting in its fiduciary capacity), for investment purposes and not for distribution, subject to any requirement of law that the disposition of such transferee’s property shall at all times be and remain within its control.

or

☐	(c)	Such Note is being transferred by the undersigned registered holder to an institutional investor which is a person that is not a “U.S. person” (or acquiring such Note for the account or benefit of a U.S. person) in an “offshore transaction,” as such terms are defined in Regulation S under the Securities Act of 1933, as amended, pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder.

A-3

If none of the foregoing boxes are checked, then, so long as this Note shall bear a legend on the face thereof restricting resales and other transfers thereof (except in the case of a resale or other transfer made to the Company or to, by, through, or in a transaction approved by, the Purchasers), the Trustee shall not be obligated to register such Note in the name of any Person other than the registered holder thereof and until the conditions to any such registration of transfer set forth in this Note and in the Indenture shall have been satisfied.

Dated:
[Type or print name of registered holder]

By:

The signature of the registered holder must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

TO BE COMPLETED BY TRANSFEREE

IF (a) ABOVE IS CHECKED:

The undersigned transferee represents and warrants that (i) it is a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that the undersigned either has received such information regarding the Company as the undersigned transferee has requested pursuant to Rule 144A or has determined not to request such information, (ii) this instrument has been executed on behalf of the undersigned transferee by one of its executive officers and (iii) it is aware that the registered holder of this Note is relying upon the undersigned transferee’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. The undersigned transferee acknowledges and agrees that this Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face thereof.

Dated:
[Type or print name of transferee]

By:
Executive Officer

TO BE COMPLETED BY TRANSFEREE

IF (b) ABOVE IS CHECKED:

The undersigned transferee represents and warrants that it is an institutional investor and an “accredited investor,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, and that this instrument has been executed on behalf of the undersigned transferee by one of its executive officers. The undersigned transferee undertakes to hold this Note acquired from the registered holder thereof for its own account, or as a fiduciary or agent for others (which others are also institutional accredited investors, unless such transferee is a bank acting in its fiduciary capacity), for investment purposes and not for distribution, subject to any requirement of law that the disposition of the undersigned transferee’s property shall at all times be and remain within its control. The undersigned acknowledges

A-4

and agrees that this Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face thereof.

Dated:
[Type or print name of transferee]

By:
Executive Officer

TO BE COMPLETED BY TRANSFEREE

IF (c) ABOVE IS CHECKED:

The undersigned transferee represents and warrants that it is an institutional investor and that it is not a U.S. person (as defined in Regulation S under the Securities Act of 1933, as amended) and it is acquiring this Note from the registered holder thereof in an “offshore transaction” (as defined in Regulation S) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder. The undersigned transferee acknowledges and agrees that this Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face thereof.

Dated:
[Type or print name of transferee]

By:
Executive Officer

A-5

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

A-6

EXHIBIT B

[Face of Note]

FORM OF REGULATION S GLOBAL NOTE

THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THE SECURITY IS [            ], 20[    ]. THE ISSUE PRICE OF THE SECURITY PER $1,000 OF PRINCIPAL AMOUNT, THE YIELD TO MATURITY AND THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT AND CAN BE OBTAINED BY SENDING A WRITTEN REQUEST TO THE COMPANY AT 150 WASHINGTON AVENUE, SUITE 302 SANTA FE, NEW MEXICO 87501.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION, THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $1,000 ($100,000 FOR INSTITUTIONAL ACCREDITED INVESTORS) AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (a) TO THE COMPANY OR THE PURCHASERS OR BY, THROUGH OR IN A TRANSACTION APPROVED BY, THE PURCHASERS, (b) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (c) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (d) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST ALSO BE INSTITUTIONAL ACCREDITED INVESTORS UNLESS SUCH TRANSFEREE IS A BANK ACTING IN ITS FIDUCIARY CAPACITY) FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (e) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO AN INSTITUTION THAT IS NOT A U.S. PERSON (AND WAS NOT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON) WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (f) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES, TO A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS

NOTE BEING COMPLETED AND DELIVERED BY THE TRANSFEROR AND, IF APPLICABLE, THE TRANSFEREE TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL NOTES OF THE SERIES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

CUSIP [                    ]

ISIN [                    ]

Senior Subordinated Secured Notes due 2015

No.	$

THORNBURG MORTGAGE, INC.

promises to pay to                                              , or registered assigns, the principal sum of

Dollars on March 31, 2015.

Interest Payment Dates: March 31 and September 30

Record Dates: March 15 and September 15

THORNBURG MORTGAGE, INC.

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY
as Trustee

By:
Authorized Signatory

Date:

[Back of Note]

Senior Subordinated Secured Notes due 2015

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Thornburg Mortgage, Inc., a Maryland corporation (the “Company”), promises to pay interest on the principal amount of this Note at 18.00% per annum until maturity, except that upon the occurrence of the Triggering Event, interest payable on this Note will decrease to 12.00% per annum (the “Interest Rate Change”).

The Company will pay interest semi-annually in arrears on March 31 and September 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [            ], 20[    ]; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [            ], 20[    ]; provided, further, that upon the occurrence of the Interest Rate Change, all unpaid interest accrued at a rate in excess of 12.00% per annum at that time shall be cancelled. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that if such Note is a Global Note, payment shall be made by wire transfer of immediately available funds to the account designated by the Depositary or its nominee. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company reserves the right to pay interest to Holders of Notes by check mailed to such Holders at their registered addresses or by wire transfer to Holders of at least $5 million aggregate principal amount of Notes.

3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 31, 2008 (the “Indenture”) among the Company, the Note Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company. The Company is issuing $1,150.0 million in aggregate principal amount on the Issue Date and may issue up to $200.0 million in aggregate principal amount of Investment Amount Increase Notes and further Additional Notes in accordance with the terms of the Indenture. The Notes and the Investment Amount Increase Notes, the Exchange Notes and the Additional Notes, if any, shall be treated as a single class of securities for all purposes under the Indenture.

5. OPTIONAL REDEMPTION.

The Notes shall not be subject to optional redemption by the Company prior to Maturity.

6. MANDATORY REDEMPTION.

Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

7. REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company and the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. If, this Note is exchanged in an Exchange Offer prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Note, up to but not including the date of issuance of the Note(s) issued in exchange (the “Exchange Note”) for this Note, shall be paid on the first Interest Payment Date for such Exchange Note(s) to the Holder or Holders of such Exchange Note(s) on the first Record Date with respect to such Exchange Note(s). If this Note is exchanged in an Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to the Interest Payment Date, then any such accrued and unpaid interest with respect to this Note and any accrued and unpaid interest on the Exchange Note(s) issued in exchange for this Note, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Note on the Record Date.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement dated March 31, 2008 (the “Registration Rights Agreement”) among the Company, the Note Guarantors and the Purchasers, including provisions relating to payment of Additional Interest.

9. NOTICE OF THE OCCURRENCE OF THE TRIGGERING EVENT. The Company shall provide prompt written notice to the Trustee, upon the occurrence of the Triggering Event, of the effective date of such event for purposes of the Interest Rate Change.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes and the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or any Note Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respects the rights under the Indenture of any such Holder, to release a Note Guarantor from its obligations under its Note Guarantee, the Notes or the Indenture in accordance with the applicable provisions of the Indenture or to add Note Guarantees with respect to the Notes, to provide additional Note Lien Collateral as security for the Notes or to release Note Liens in favor of the Note Lien Collateral Agent in accordance with the applicable provisions of the Indenture, to issue Additional Notes as permitted in the Indenture, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee.

12. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in writing in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company and the Note Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company and the Guarantors are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. NOTE GUARANTORS. After the Issue Date, the Company shall cause each additional Note Guarantor to execute and deliver to the Trustee a Note Guarantee pursuant to which such Note Guarantor shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes on a senior subordinated basis, as set forth in the Indenture.

14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

16. AUTHENTICATION. This Note shall not be valid until authenticated by facsimile or manual signature of the Trustee or an authenticating agent.

17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

Attention: Investor Relations

NOTATION OF GUARANTEE

For value received, each Note Guarantor (which term includes any successor Person under the Indenture) has fully, unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder of the Notes, the Trustee and the Note Lien Collateral Agent the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes and all other monetary obligations of the Company under the Indenture (all the foregoing being hereinafter collectively called the “Company Obligations”). Each Note Guarantor has further agreed (to the extent permitted by law) that the Company Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under Article XI of the Indenture notwithstanding any extension or renewal of any Company Obligation. Each Note Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Company Obligations. The obligations of the Note Guarantors to the Holders of Notes, Trustee and the Note Lien Collateral Agent pursuant to the Indenture are set forth primarily in Article XI of the Indenture, and are subject to all other applicable provisions of the Indenture, including without limitation the Subordination of Note Guarantee described in Section 12.10 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.

THORNBURG MORTGAGE HOME LOANS, INC.

By:
Name:
Title:

ADFITECH, INC.

By:
Name:
Title:

THORNBURG MORTGAGE HEDGING STRATEGIES, INC.

By:
Name:
Title:

THORNBURG ACQUISITION SUBSIDIARY, INC.

By:
Name:
Title:

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 of the Indenture, check the following box: ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ASSIGNMENT & TRANSFER CERTIFICATE

TO BE COMPLETED AND DELIVERED WITH THIS NOTE TO THE TRUSTEE IF THE UNDERSIGNED REGISTERED HOLDER WISHES TO SELL, ASSIGN AND TRANSFER NOTE:

In connection with the resale or other transfer of this Note occurring prior to the time the legend originally set forth on the face of this Note (or one or more predecessor Notes) restricting resales and other transfers thereof has been removed in accordance with the procedures set forth in the Indenture (other than a resale or other transfer made to the Company or to, by, through, or in a transaction approved by the Purchasers), the undersigned registered holder certifies that without utilizing any general solicitation or general advertising:

[CHECK ONE]

☐	(a)	Such Note is being transferred by the undersigned registered holder to a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act of 1933, as amended, pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

☐	(b)	Such Note is being transferred by the undersigned registered holder to an institutional investor which is an “accredited investor,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, and that the undersigned has been advised by the prospective transferee that such transferee shall hold such Note for its own account, or as a fiduciary or agent for others (which others are also institutional accredited investors, unless such transferee is a bank acting in its fiduciary capacity), for investment purposes and not for distribution, subject to any requirement of law that the disposition of such transferee’s property shall at all times be and remain within its control.

or

☐	(c)

Such Note is being transferred by the undersigned registered holder to an institutional investor which is a person that is not a “U.S. person” (or acquiring such Note for the account or benefit of a U.S. person) in an “offshore transaction,” as such terms are defined in Regulation S under the Securities Act of 1933, as amended, pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder.

If none of the foregoing boxes are checked, then, so long as this Note shall bear a legend on the face thereof restricting resales and other transfers thereof (except in the case of a resale or other transfer made to the Company or to, by, through, or in a transaction approved by, the Purchasers), the Trustee shall not be obligated to register such Note in the name of any Person other than the registered holder thereof and until the conditions to any such registration of transfer set forth in this Note and in the Indenture shall have been satisfied.

Dated:
[Type or print name of registered holder]

By:
The signature of the registered holder must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

TO BE COMPLETED BY TRANSFEREE

IF (a) ABOVE IS CHECKED:

The undersigned transferee represents and warrants that (i) it is a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that the undersigned either has received such information regarding the Company as the undersigned transferee has requested pursuant to Rule 144A or has determined not to request such information, (ii) this instrument has been executed on behalf of the undersigned transferee by one of its executive officers and (iii) it is aware that the registered holder of this Note is relying upon the undersigned transferee’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. The undersigned transferee acknowledges and agrees that this Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face thereof.

Dated:
[Type or print name of transferee]

By:
Executive Officer

TO BE COMPLETED BY TRANSFEREE

IF (b) ABOVE IS CHECKED:

The undersigned transferee represents and warrants that it is an institutional investor and an “accredited investor,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, and that this instrument has been executed on behalf of the undersigned transferee by one of its executive officers. The undersigned transferee undertakes to hold this Note acquired from the registered holder thereof for its own account, or as a fiduciary or agent for others (which others are also institutional accredited investors, unless such transferee is a bank acting in its fiduciary capacity), for investment purposes and not for distribution, subject to any requirement of law that the disposition of the undersigned transferee’s property shall at all times be and remain within its control. The undersigned acknowledges and agrees that this Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face thereof.

Dated:
[Type or print name of transferee]

By:
Executive Officer

TO BE COMPLETED BY TRANSFEREE

IF (c) ABOVE IS CHECKED:

The undersigned transferee represents and warrants that it is an institutional investor and that it is not a U.S. person (as defined in Regulation S under the Securities Act of 1933, as amended) and it is acquiring this Note from the registered holder thereof in an “offshore transaction” (as defined in Regulation S) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder. The undersigned transferee acknowledges and agrees that this Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face thereof.

Dated:
[Type or print name of transferee]

By:
Executive Officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT C

[Face of Note]

FORM OF RESTRICTED CERTIFICATED NOTE

THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THE SECURITY IS [            ], 20[    ]. THE ISSUE PRICE OF THE SECURITY PER $1,000 OF PRINCIPAL AMOUNT, THE YIELD TO MATURITY AND THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT AND CAN BE OBTAINED BY SENDING A WRITTEN REQUEST TO THE COMPANY AT 150 WASHINGTON AVENUE, SUITE 302 SANTA FE, NEW MEXICO 87501.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION, THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS [ONE YEAR][ IN THE CASE OF REGULATION S NOTES – 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (a) TO THE COMPANY OR THE PURCHASERS OR BY, THROUGH OR IN A TRANSACTION APPROVED BY, THE PURCHASERS, (b) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (c) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (d) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST ALSO BE INSTITUTIONAL ACCREDITED INVESTORS UNLESS SUCH TRANSFEREE IS A BANK ACTING IN ITS FIDUCIARY CAPACITY) FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (e) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO AN INSTITUTION THAT IS NOT A U.S. PERSON (AND WAS NOT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON) WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (f) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES, TO A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON

THE OTHER SIDE OF THIS NOTE BEING COMPLETED AND DELIVERED BY THE TRANSFEROR AND, IF APPLICABLE, THE TRANSFEREE TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL NOTES OF THE SERIES.

CUSIP [ ]
ISIN [ ]

Senior Subordinated Secured Notes due 2015

No.	$

THORNBURG MORTGAGE, INC.

promises to pay to                                                  , or registered assigns, the principal sum of

Dollars on March 31, 2015.

Interest Payment Dates: March 31 and September 30

Record Dates: March 15 and September 15

THORNBURG MORTGAGE, INC.

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY as Trustee

By:
Authorized Signatory

Date:

[Back of Note]

Senior Subordinated Secured Notes due 2015

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Thornburg Mortgage, Inc., a Maryland corporation (the “Company”), promises to pay interest on the principal amount of this Note at 18.00% per annum until maturity, except that upon the occurrence of the Triggering Event, interest payable on this Note will decrease to 12.00% per annum (the “Interest Rate Change”).

The Company will pay interest semi-annually in arrears on March 31 and September 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [            ], 20[    ]; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [            ], 20[    ]; provided, further, that upon the occurrence of the Interest Rate Change, all unpaid interest accrued at a rate in excess of 12.00% per annum at that time shall be cancelled. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company reserves the right to pay interest to Holders of Notes by check mailed to such Holders at their registered addresses or by wire transfer to Holders of at least $5 million aggregate principal amount of Notes.

3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 31, 2008 (the “Indenture”) among the Company, the Note Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company. The Company is issuing $1,150.0 million in aggregate principal amount on the Issue Date and may issue up to $200.0 million in aggregate principal amount of Investment Amount Increase Notes and further Additional Notes in accordance with the terms of the Indenture. The Notes and the Investment Amount Increase Notes, the Exchange Notes and the Additional Notes, if any, shall be treated as a single class of securities for all purposes under the Indenture.

5. OPTIONAL REDEMPTION.

The Notes shall not be subject to optional redemption by the Company prior to Maturity.

6. MANDATORY REDEMPTION.

Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

7. REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company and the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. If, this Note is exchanged in an Exchange Offer prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Note, up to but not including the date of issuance of the Note(s) issued in exchange (the “Exchange Note”) for this Note, shall be paid on the first Interest Payment Date for such Exchange Note(s) to the Holder or Holders of such Exchange Note(s) on the first Record Date with respect to such Exchange Note(s). If this Note is exchanged in an Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to the Interest Payment Date, then any such accrued and unpaid interest with respect to this Note and any accrued and unpaid interest on the Exchange Note(s) issued in exchange for this Note, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Note on the Record Date.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement dated March 31, 2008 (the “Registration Rights Agreement”) among the Company, the Note Guarantors and the Purchasers, including provisions relating to payment of Additional Interest.

9. NOTICE OF THE OCCURRENCE OF THE TRIGGERING EVENT. The Company shall provide prompt written notice to the Trustee, upon the occurrence of the Triggering Event, of the effective date of such event for purposes of the Interest Rate Change.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes and the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or any Note Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respects the rights under the Indenture of any such Holder, to release a Note Guarantor from its obligations under its Note Guarantee, the Notes or the Indenture in accordance with the applicable provisions of the Indenture or to add Note Guarantees with respect to the Notes, to provide additional Note Lien Collateral as security for the Notes or to release Note Liens in favor of the Note Lien Collateral Agent in accordance with the applicable provisions of the Indenture, to issue Additional Notes as permitted in the Indenture, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee.

12. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in writing in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company and the Note Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company and the Guarantors are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. NOTE GUARANTORS. After the Issue Date, the Company shall cause each additional Note Guarantor to execute and deliver to the Trustee a Note Guarantee pursuant to which such Note Guarantor shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes on a senior subordinated basis, as set forth in the Indenture.

14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

16. AUTHENTICATION. This Note shall not be valid until authenticated by facsimile or manual signature of the Trustee or an authenticating agent.

17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

Attention: Investor Relations

NOTATION OF GUARANTEE

For value received, each Note Guarantor (which term includes any successor Person under the Indenture) has fully, unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder of the Notes, the Trustee and the Note Lien Collateral Agent the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes and all other monetary obligations of the Company under the Indenture (all the foregoing being hereinafter collectively called the “Company Obligations”). Each Note Guarantor has further agreed (to the extent permitted by law) that the Company Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under Article XI of the Indenture notwithstanding any extension or renewal of any Company Obligation. Each Note Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Company Obligations. The obligations of the Note Guarantors to the Holders of Notes, Trustee and the Note Lien Collateral Agent pursuant to the Indenture are set forth primarily in Article XI of the Indenture, and are subject to all other applicable provisions of the Indenture, including without limitation the Subordination of Note Guarantee described in Section 12.10 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.

THORNBURG MORTGAGE HOME LOANS, INC.

By:
Name:
Title:

ADFITECH, INC.

By:
Name:
Title:

THORNBURG MORTGAGE HEDGING STRATEGIES, INC.

By:
Name:
Title:

THORNBURG ACQUISITION SUBSIDIARY, INC.

By:
Name:
Title:

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 of the Indenture, check the following box:  ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ASSIGNMENT & TRANSFER CERTIFICATE

TO BE COMPLETED AND DELIVERED WITH THIS NOTE TO THE TRUSTEE IF THE UNDERSIGNED REGISTERED HOLDER WISHES TO SELL, ASSIGN AND TRANSFER NOTE:

In connection with the resale or other transfer of this Note occurring prior to the time the legend originally set forth on the face of this Note (or one or more predecessor Notes) restricting resales and other transfers thereof has been removed in accordance with the procedures set forth in the Indenture (other than a resale or other transfer made to the Company or to, by, through, or in a transaction approved by the Purchasers), the undersigned registered holder certifies that without utilizing any general solicitation or general advertising:

[CHECK ONE]

☐	(a) Such Note is being transferred by the undersigned registered holder to a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act of 1933, as amended, pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

☐	(b) Such Note is being transferred by the undersigned registered holder to an institutional investor which is an “accredited investor,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, and that the undersigned has been advised by the prospective transferee that such transferee shall hold such Note for its own account, or as a fiduciary or agent for others (which others are also institutional accredited investors, unless such transferee is a bank acting in its fiduciary capacity), for investment purposes and not for distribution, subject to any requirement of law that the disposition of such transferee’s property shall at all times be and remain within its control.

or

☐	(c) Such Note is being transferred by the undersigned registered holder to an institutional investor which is a person that is not a “U.S. person” (or acquiring such Note for the account or benefit of a U.S. person) in an “offshore transaction,” as such terms are defined in Regulation S under the Securities Act of 1933, as amended, pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder.

If none of the foregoing boxes are checked, then, so long as this Note shall bear a legend on the face thereof restricting resales and other transfers thereof (except in the case of a resale or other transfer made to the Company or to, by, through, or in a transaction approved by, the Purchasers), the Trustee shall not be obligated to register such Note in the name of any Person other than the registered holder thereof and until the conditions to any such registration of transfer set forth in this Note and in the Indenture shall have been satisfied.

Dated:
[Type or print name of registered holder]

By:

The signature of the registered holder must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

TO BE COMPLETED BY TRANSFEREE

IF (a) ABOVE IS CHECKED:

The undersigned transferee represents and warrants that (i) it is a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that the undersigned either has received such information regarding the Company as the undersigned transferee has requested pursuant to Rule 144A or has determined not to request such information, (ii) this instrument has been executed on behalf of the undersigned transferee by one of its executive officers and (iii) it is aware that the registered holder of this Note is relying upon the undersigned transferee’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. The undersigned transferee acknowledges and agrees that this Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face thereof.

Dated:
[Type or print name of transferee]

By:
Executive Officer

TO BE COMPLETED BY TRANSFEREE

IF (b) ABOVE IS CHECKED:

The undersigned transferee represents and warrants that it is an institutional investor and an “accredited investor,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, and that this instrument has been executed on behalf of the undersigned transferee by one of its executive officers. The undersigned transferee undertakes to hold this Note acquired from the registered holder thereof for its own account, or as a fiduciary or agent for others (which others are also institutional accredited investors, unless such transferee is a bank acting in its fiduciary capacity), for investment purposes and not for distribution, subject to any requirement of law that the disposition of the undersigned transferee’s property shall at all times be and remain within its control. The undersigned acknowledges and agrees that this Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face thereof.

Dated:
[Type or print name of transferee]

By:
Executive Officer

TO BE COMPLETED BY TRANSFEREE

IF (c) ABOVE IS CHECKED:

The undersigned transferee represents and warrants that it is an institutional investor and that it is not a U.S. person (as defined in Regulation S under the Securities Act of 1933, as amended) and it is acquiring this Note from the registered holder thereof in an “offshore transaction” (as defined in Regulation S) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder. The undersigned transferee acknowledges and agrees that this Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face thereof.

Dated:
[Type or print name of transferee]

By:
Executive Officer

EXHIBIT D

FORM OF EXCHANGE GLOBAL NOTE

THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THE SECURITY IS [            ], 20[    ]. THE ISSUE PRICE OF THE SECURITY PER $1,000 OF PRINCIPAL AMOUNT, THE YIELD TO MATURITY AND THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT AND CAN BE OBTAINED BY SENDING A WRITTEN REQUEST TO THE COMPANY AT 150 WASHINGTON AVENUE, SUITE 302SANTA FE, NEW MEXICO 87501.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

CUSIP [                ]

ISIN [                ]

Senior Subordinated Secured Notes due 2015

No.	$

THORNBURG MORTGAGE, INC.

promises to pay to                                         , or registered assigns, the principal sum of

Dollars on March 31, 2015.

Interest Payment Dates: March 31 and September 30

Record Dates: March 15 and September 15

THORNBURG MORTGAGE, INC.

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY as Trustee

By:
Authorized Signatory

Date:

[Back of Note]

Senior Subordinated Secured Notes due 2015

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Thornburg Mortgage, Inc., a Maryland corporation (the “Company”), promises to pay interest on the principal amount of this Note at 18.00% per annum until maturity, except that upon the occurrence of the Triggering Event, interest payable on this Note will decrease to 12.00% per annum (the “Interest Rate Change”).

The Company will pay interest semi-annually in arrears on March 31 and September 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [            ], 20[    ]; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [            ], 20[    ]; provided, further, that upon the occurrence of the Interest Rate Change, all unpaid interest accrued at a rate in excess of 12.00% per annum at that time shall be cancelled. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that if such Note is a Global Note, payment shall be made by wire transfer of immediately available funds to the account designated by the Depositary or its nominee. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company reserves the right to pay interest to Holders of Notes by check mailed to such Holders at their registered addresses or by wire transfer to Holders of at least $5 million aggregate principal amount of Notes.

3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 31, 2008 (the “Indenture”) among the Company, the Note Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company. The Company is issuing $1,150.0 million in aggregate principal amount on the Issue Date and may issue up to $200.0 million in aggregate principal amount of Investment Amount Increase Notes and further Additional Notes in accordance with the terms of the Indenture. The Notes and the Investment Amount Increase Notes, the Exchange Notes and the Additional Notes, if any, shall be treated as a single class of securities for all purposes under the Indenture.

5. OPTIONAL REDEMPTION.

The Notes shall not be subject to optional redemption by the Company prior to Maturity.

6. MANDATORY REDEMPTION.

Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

7. REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company and the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. If, this Note is exchanged in an Exchange Offer prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Note, up to but not including the date of issuance of the Note(s) issued in exchange (the “Exchange Note”) for this Note, shall be paid on the first Interest Payment Date for such Exchange Note(s) to the Holder or Holders of such Exchange Note(s) on the first Record Date with respect to such Exchange Note(s). If this Note is exchanged in an Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to the Interest Payment Date, then any such accrued and unpaid interest with respect to this Note and any accrued and unpaid interest on the Exchange Note(s) issued in exchange for this Note, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Note on the Record Date.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement dated March 31, 2008 (the “Registration Rights Agreement”) among the Company, the Note Guarantors and the Purchasers, including provisions relating to payment of Additional Interest.

9. NOTICE OF THE OCCURRENCE OF THE TRIGGERING EVENT. The Company shall provide prompt written notice to the Trustee, upon the occurrence of the Triggering Event, of the effective date of such event for purposes of the Interest Rate Change.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes and the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or any Note Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respects the rights under the Indenture of any such Holder, to release a Note Guarantor from its obligations under its Note Guarantee, the Notes or the Indenture in accordance with the applicable provisions of the Indenture or to add Note Guarantees with respect to the Notes, to provide additional Note Lien Collateral as security for the Notes or to release Note Liens in favor of the Note Lien Collateral Agent in accordance with the applicable provisions of the Indenture, to issue Additional Notes as permitted in the Indenture, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee.

12. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in writing in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company and the Note Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company and the Guarantors are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. NOTE GUARANTORS. After the Issue Date, the Company shall cause each additional Note Guarantor to execute and deliver to the Trustee a Note Guarantee pursuant to which such Note Guarantor shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes on a senior subordinated basis, as set forth in the Indenture.

14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

16. AUTHENTICATION. This Note shall not be valid until authenticated by facsimile or manual signature of the Trustee or an authenticating agent.

17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

Attention: Investor Relations

NOTATION OF GUARANTEE

For value received, each Note Guarantor (which term includes any successor Person under the Indenture) has fully, unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder of the Notes, the Trustee and the Note Lien Collateral Agent the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes and all other monetary obligations of the Company under the Indenture (all the foregoing being hereinafter collectively called the “Company Obligations”). Each Note Guarantor has further agreed (to the extent permitted by law) that the Company Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under Article XI of the Indenture notwithstanding any extension or renewal of any Company Obligation. Each Note Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Company Obligations. The obligations of the Note Guarantors to the Holders of Notes, Trustee and the Note Lien Collateral Agent pursuant to the Indenture are set forth primarily in Article XI of the Indenture, and are subject to all other applicable provisions of the Indenture, including without limitation the Subordination of Note Guarantee described in Section 12.10 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.

THORNBURG MORTGAGE HOME LOANS, INC.

By:
Name:
Title:

ADFITECH, INC.

By:
Name:
Title:

THORNBURG MORTGAGE HEDGING STRATEGIES, INC.

By:
Name:
Title:

THORNBURG ACQUISITION SUBSIDIARY, INC.

By:
Name:
Title:

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 of the Indenture, check the following box: ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ASSIGNMENT & TRANSFER CERTIFICATE

TO BE COMPLETED AND DELIVERED WITH THIS NOTE TO THE TRUSTEE IF THE UNDERSIGNED REGISTERED HOLDER WISHES TO SELL, ASSIGN AND TRANSFER NOTE:

In connection with the resale or other transfer of this Note occurring prior to the time the legend originally set forth on the face of this Note (or one or more predecessor Notes) restricting resales and other transfers thereof has been removed in accordance with the procedures set forth in the Indenture (other than a resale or other transfer made to the Company or to, by, through, or in a transaction approved by the Purchasers), the undersigned registered holder certifies that without utilizing any general solicitation or general advertising:

[CHECK ONE]

☐	(a)	Such Note is being transferred by the undersigned registered holder to a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act of 1933, as amended, pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

☐	(b)	Such Note is being transferred by the undersigned registered holder to an institutional investor which is an “accredited investor,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, and that the undersigned has been advised by the prospective transferee that such transferee shall hold such Note for its own account, or as a fiduciary or agent for others (which others are also institutional accredited investors, unless such transferee is a bank acting in its fiduciary capacity), for investment purposes and not for distribution, subject to any requirement of law that the disposition of such transferee’s property shall at all times be and remain within its control.

or

☐	(c)	Such Note is being transferred by the undersigned registered holder to an institutional investor which is a person that is not a “U.S. person” (or acquiring such Note for the account or benefit of a U.S. person) in an “offshore transaction,” as such terms are defined in Regulation S under the Securities Act of 1933, as amended, pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder.

If none of the foregoing boxes are checked, then, so long as this Note shall bear a legend on the face thereof restricting resales and other transfers thereof (except in the case of a resale or other transfer made to the Company or to, by, through, or in a transaction approved by, the Purchasers), the Trustee shall not be obligated to register such Note in the name of any Person other than the registered holder thereof and until the conditions to any such registration of transfer set forth in this Note and in the Indenture shall have been satisfied.

Dated:
[Type or print name of registered holder]

By:

The signature of the registered holder must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

TO BE COMPLETED BY TRANSFEREE

IF (a) ABOVE IS CHECKED:

The undersigned transferee represents and warrants that (i) it is a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that the undersigned either has received such information regarding the Company as the undersigned transferee has requested pursuant to Rule 144A or has determined not to request such information, (ii) this instrument has been executed on behalf of the undersigned transferee by one of its executive officers and (iii) it is aware that the registered holder of this Note is relying upon the undersigned transferee’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. The undersigned transferee acknowledges and agrees that this Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face thereof.

Dated:
[Type or print name of transferee]

By:
Executive Officer

TO BE COMPLETED BY TRANSFEREE

IF (b) ABOVE IS CHECKED:

The undersigned transferee represents and warrants that it is an institutional investor and an “accredited investor,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, and that this instrument has been executed on behalf of the undersigned transferee by one of its executive officers. The undersigned transferee undertakes to hold this Note acquired from the registered holder thereof for its own account, or as a fiduciary or agent for others (which others are also institutional accredited investors, unless such transferee is a bank acting in its fiduciary capacity), for investment purposes and not for distribution, subject to any requirement of law that the disposition of the undersigned transferee’s property shall at all times be and remain within its control. The undersigned acknowledges and agrees that this Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face thereof.

Dated:
[Type or print name of transferee]

By:
Executive Officer

TO BE COMPLETED BY TRANSFEREE

IF (c) ABOVE IS CHECKED:

The undersigned transferee represents and warrants that it is an institutional investor and that it is not a U.S. person (as defined in Regulation S under the Securities Act of 1933, as amended) and it is acquiring this Note from the registered holder thereof in an “offshore transaction” (as defined in Regulation S) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder. The undersigned transferee acknowledges and agrees that this Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face thereof.

Dated:
[Type or print name of transferee]

By:
Executive Officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT E

[Face of Note]

FORM OF EXCHANGE CERTIFICATED NOTE

THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THE SECURITY IS [            ], 20[    ]. THE ISSUE PRICE OF THE SECURITY PER $1,000 OF PRINCIPAL AMOUNT, THE YIELD TO MATURITY AND THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT AND CAN BE OBTAINED BY SENDING A WRITTEN REQUEST TO THE COMPANY AT 150 WASHINGTON AVENUE, SUITE 302 SANTA FE, NEW MEXICO 87501.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

CUSIP [            ]

ISIN [            ]

Senior Subordinated Secured Notes due 2015

No.	$

THORNBURG MORTGAGE, INC.

promises to pay to                                                  , or registered assigns, the principal sum of

Dollars on March 31, 2015.

Interest Payment Dates: March 31 and September 30

Record Dates: March 15 and September 15

THORNBURG MORTGAGE, INC.

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY as Trustee

By:
Authorized Signatory

Date:

[Back of Note]

Senior Subordinated Secured Notes due 2015

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Thornburg Mortgage, Inc., a Maryland corporation (the “Company”), promises to pay interest on the principal amount of this Note at 18.00% per annum until maturity, except that upon the occurrence of the Triggering Event, interest payable on this Note will decrease to 12.00% per annum (the “Interest Rate Change”).

The Company will pay interest semi-annually in arrears on March 31 and September 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [            ], 20[    ]; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [            ], 20[    ]; provided, further, that upon the occurrence of the Interest Rate Change, all unpaid interest accrued at a rate in excess of 12.00% per annum at that time shall be cancelled. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company reserves the right to pay interest to Holders of Notes by check mailed to such Holders at their registered addresses or by wire transfer to Holders of at least $5 million aggregate principal amount of Notes.

3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 31, 2008 (the “Indenture”) among the Company, the Note Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company. The Company is issuing $1,150.0 million in aggregate principal amount on the Issue Date and may issue up to $200.0 million in aggregate principal amount of Investment Amount Increase Notes and further Additional Notes in accordance with the terms of the Indenture. The Notes and the Investment Amount Increase Notes, the Exchange Notes and the Additional Notes, if any, shall be treated as a single class of securities for all purposes under the Indenture.

5. OPTIONAL REDEMPTION.

The Notes shall not be subject to optional redemption by the Company prior to Maturity.

6. MANDATORY REDEMPTION.

Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

7. REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company and the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. If, this Note is exchanged in an Exchange Offer prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Note, up to but not including the date of issuance of the Note(s) issued in exchange (the “Exchange Note”) for this Note, shall be paid on the first Interest Payment Date for such Exchange Note(s) to the Holder or Holders of such Exchange Note(s) on the first Record Date with respect to such Exchange Note(s). If this Note is exchanged in an Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to the Interest Payment Date, then any such accrued and unpaid interest with respect to this Note and any accrued and unpaid interest on the Exchange Note(s) issued in exchange for this Note, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Note on the Record Date.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement dated March 31, 2008 (the “Registration Rights Agreement”) among the Company, the Note Guarantors and the Purchasers, including provisions relating to payment of Additional Interest.

9. NOTICE OF THE OCCURRENCE OF THE TRIGGERING EVENT. The Company shall provide prompt written notice to the Trustee, upon the occurrence of the Triggering Event, of the effective date of such event for purposes of the Interest Rate Change.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes and the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or any Note Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respects the rights under the Indenture of any such Holder, to release a Note Guarantor from its obligations under its Note Guarantee, the Notes or the Indenture in accordance with the applicable provisions of the Indenture or to add Note Guarantees with respect to the Notes, to provide additional Note Lien Collateral as security for the Notes or to release Note Liens in favor of the Note Lien Collateral Agent in accordance with the applicable provisions of the Indenture, to issue Additional Notes as permitted in the Indenture, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee.

12. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in writing in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company and the Note Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company and the Guarantors are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. NOTE GUARANTORS. After the Issue Date, the Company shall cause each additional Note Guarantor to execute and deliver to the Trustee a Note Guarantee pursuant to which such Note Guarantor shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes on a senior subordinated basis, as set forth in the Indenture.

14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

16. AUTHENTICATION. This Note shall not be valid until authenticated by facsimile or manual signature of the Trustee or an authenticating agent.

17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

Attention: Investor Relations

NOTATION OF GUARANTEE

For value received, each Note Guarantor (which term includes any successor Person under the Indenture) has fully, unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder of the Notes, the Trustee and the Note Lien Collateral Agent the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes and all other monetary obligations of the Company under the Indenture (all the foregoing being hereinafter collectively called the “Company Obligations”). Each Note Guarantor has further agreed (to the extent permitted by law) that the Company Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under Article XI of the Indenture notwithstanding any extension or renewal of any Company Obligation. Each Note Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Company Obligations. The obligations of the Note Guarantors to the Holders of Notes, Trustee and the Note Lien Collateral Agent pursuant to the Indenture are set forth primarily in Article XI of the Indenture, and are subject to all other applicable provisions of the Indenture, including without limitation the Subordination of Note Guarantee described in Section 12.10 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.

THORNBURG MORTGAGE HOME LOANS, INC.

By:
Name:
Title:

ADFITECH, INC.

By:
Name:
Title:

THORNBURG MORTGAGE HEDGING STRATEGIES, INC.

By:
Name:
Title:

THORNBURG ACQUISITION SUBSIDIARY, INC.

By:
Name:
Title:

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 of the Indenture, check the following box: ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ASSIGNMENT & TRANSFER CERTIFICATE

TO BE COMPLETED AND DELIVERED WITH THIS NOTE TO THE TRUSTEE IF THE UNDERSIGNED REGISTERED HOLDER WISHES TO SELL, ASSIGN AND TRANSFER NOTE:

In connection with the resale or other transfer of this Note occurring prior to the time the legend originally set forth on the face of this Note (or one or more predecessor Notes) restricting resales and other transfers thereof has been removed in accordance with the procedures set forth in the Indenture (other than a resale or other transfer made to the Company or to, by, through, or in a transaction approved by the Purchasers), the undersigned registered holder certifies that without utilizing any general solicitation or general advertising:

[CHECK ONE]

☐	(a)	Such Note is being transferred by the undersigned registered holder to a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act of 1933, as amended, pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

☐	(b)	Such Note is being transferred by the undersigned registered holder to an institutional investor which is an “accredited investor,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, and that the undersigned has been advised by the prospective transferee that such transferee shall hold such Note for its own account, or as a fiduciary or agent for others (which others are also institutional accredited investors, unless such transferee is a bank acting in its fiduciary capacity), for investment purposes and not for distribution, subject to any requirement of law that the disposition of such transferee’s property shall at all times be and remain within its control.

or

☐	(c)	Such Note is being transferred by the undersigned registered holder to an institutional investor which is a person that is not a “U.S. person” (or acquiring such Note for the account or benefit of a U.S. person) in an “offshore transaction,” as such terms are defined in Regulation S under the Securities Act of 1933, as amended, pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder.

If none of the foregoing boxes are checked, then, so long as this Note shall bear a legend on the face thereof restricting resales and other transfers thereof (except in the case of a resale or other transfer made to the Company or to, by, through, or in a transaction approved by, the Purchasers), the Trustee shall not be obligated to register such Note in the name of any Person other than the registered holder thereof and until the conditions to any such registration of transfer set forth in this Note and in the Indenture shall have been satisfied.

Dated:
[Type or print name of registered holder]

By:
The signature of the registered holder must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

TO BE COMPLETED BY TRANSFEREE

IF (a) ABOVE IS CHECKED:

The undersigned transferee represents and warrants that (i) it is a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that the undersigned either has received such information regarding the Company as the undersigned transferee has requested pursuant to Rule 144A or has determined not to request such information, (ii) this instrument has been executed on behalf of the undersigned transferee by one of its executive officers and (iii) it is aware that the registered holder of this Note is relying upon the undersigned transferee’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. The undersigned transferee acknowledges and agrees that this Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face thereof.

Dated:
[Type or print name of transferee]

By:
Executive Officer

TO BE COMPLETED BY TRANSFEREE

IF (b) ABOVE IS CHECKED:

The undersigned transferee represents and warrants that it is an institutional investor and an “accredited investor,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, and that this instrument has been executed on behalf of the undersigned transferee by one of its executive officers. The undersigned transferee undertakes to hold this Note acquired from the registered holder thereof for its own account, or as a fiduciary or agent for others (which others are also institutional accredited investors, unless such transferee is a bank acting in its fiduciary capacity), for investment purposes and not for distribution, subject to any requirement of law that the disposition of the undersigned transferee’s property shall at all times be and remain within its control. The undersigned acknowledges and agrees that this Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face thereof.

Dated:
[Type or print name of transferee]

By:
Executive Officer

TO BE COMPLETED BY TRANSFEREE

IF (c) ABOVE IS CHECKED:

The undersigned transferee represents and warrants that it is an institutional investor and that it is not a U.S. person (as defined in Regulation S under the Securities Act of 1933, as amended) and it is acquiring this Note from the registered holder thereof in an “offshore transaction” (as defined in Regulation S) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder. The undersigned transferee acknowledges and agrees that this Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face thereof.

Dated:
[Type or print name of transferee]

By:
Executive Officer